LOAN AND AIRCRAFT SECURITY AGREEMENT (S/N 9245)
THIS LOAN AND AIRCRAFT SECURITY AGREEMENT (S/N 9245) (together with all Addenda, Riders and Annexes hereto, this “Agreement”) is dated as of August 7, 2013 (the “Closing Date”), by and between WWE JET SERVICES, INC. (“Borrower”), and RBS ASSET FINANCE, INC. (“Lender”) Definitions for capitalized and certain other terms used but not otherwise defined in this Agreement and certain rules of Interpretation are provided in Annex A attached hereto.
In consideration of the mutual agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1.TERMS OF LOAN. Subject to the terms and conditions of this Agreement, including the satisfaction of all of the conditions precedent specified in the Closing Terms Addendum (the “CTA”) attached to and made a part of this Agreement, Lender agrees to make a loan to Borrower in the principal amount set forth in Annex B attached hereto and made a part hereof (the “Loan”). Borrower shall use the proceeds of the Loan to finance or refinance the costs of the acquisition of the Aircraft and to pay for Lender approved refurbishment and upgrades to the Aircraft. The Borrower’s obligation to repay the Loan shall be evidenced by one or more promissory notes dated on and/or after the Closing Date, payable by Borrower to the order of Lender in the original principal amount of the Loan (the “Note”). The Loan shall bear interest and be repaid (and to the extent so permitted or required, prepaid) by Borrower at the times, in the manner, and subject to the terms and conditions set forth in the Note and, if applicable, herein.
SECTION 2.    SECURITY INTEREST. As collateral security for the prompt and complete payment and performance as and when due of all of the Obligations, and in order to induce Lender to enter into this Agreement and make the Loan to Borrower in accordance with the terms hereof, Borrower hereby grants, pledges and assigns to Lender a first priority security interest, collateral assignment, international interest, and security assignment in, against, under and with respect to (the “Lender’s Lien”) all of Borrower’s right, title and interest in, to and under all of the following collateral, whether now existing or hereafter acquired (collectively, the “Collateral”): (i) the Aircraft, including the Airframe, the Engines, each of the APU and Parts, and the Records; (ii) the Registration Certificate; (iii) any and all present and future Third Party Agreements; (iv) any and all other associated rights secured by or associated with the Airframe or the Engines, together with any related international interests and prospective international interests; (v) any collateral described in the other Loan Documents (including in any Operating Consent); and (vi) all proceeds of the foregoing. By way of clarification and not limitation, the foregoing grant of the Lender’s Lien shall include, as applicable (and in each case, being validly registered and having first priority), an international interest in the Airframe and in each Engine. By accepting the foregoing grant, Lender is not assuming, nor shall it be responsible for, any obligations, liabilities or duties of any kind whatsoever of Borrower or of any other Person relating to the Collateral. Borrower agrees that it shall perform and procure performance in accordance with any Third Party Agreement or other agreement or instrument giving rise to any associated rights that are or may become subjected to the Lender’s Lien.
SECTION 3.    REPRESENTATIONS AND WARRANTIES. In order to induce Lender to enter into this Agreement and to make the Loan herein provided for, Borrower represents, warrants and covenants to Lender that:
(a)    (i) Borrower (A) is and shall remain duly qualified to do business in each jurisdiction in which the conduct of its business or the ownership or operation of its assets requires such qualification, including the jurisdiction of the Primary Hangar Location and wherever any of the Collateral may become located, except where the failure to so qualify is not likely to result in a material adverse affect on the Borrower or any of the Collateral; (B) has and shall continue to have the necessary authority and power to own and operate the Aircraft and its other assets and to transact the business in which it is engaged; (C) is and shall remain a “citizen of the United States” within the meaning of the Transportation Code; and (D) has and shall continue to have the form of business organization set forth in Annex B hereto and is and will remain duly organized, validly existing and in good standing under the laws of the state of its organization set forth in Annex B hereto, its federal tax identification number is as set forth in Annex B hereto, and its state-issued organizational identification number (if any), chief executive office and principal place of business address are and shall remain all as set forth on Annex B hereto; and (ii) its name as shown in the preamble of this Agreement is its exact legal name as shown on its charter, by-laws, articles of organization or operating agreement, as applicable, each as amended as of the Closing Date;
(b)    (i) The execution and delivery by each Borrower Party of, and performance of its obligations under and with respect to, each of the Loan Documents (including by borrowing the amounts constituting the Loan, granting the Lender’s

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Lien against the Aircraft and other Collateral and participating in the other transactions contemplated herein and therein), (A) have been duly authorized by all necessary action on the part of such Borrower Party consistent with its form of organization, (B) do not contravene or constitute a default under any Applicable Law, any of such Borrower Party’s Organizational Documents, or any agreement, indenture, or other instrument to which Borrower is a party or by which it may be bound, (C) do not require the approval of or notice to (1) any Governmental Authority, except for the filings and registrations specified in the CTA, all of which shall have been duly effected prior to or concurrently with Lender making the Loan, or (2) any other party (including any trustees or holders of indebtedness), and (D) will not result in the creation or imposition of any Lien on any of the assets of such Borrower Party other than the Lender’s Lien created hereby and by the other Loan Documents with respect to the Collateral; (ii) each of the Transaction Documents referenced in the CTA has been duly executed and delivered by an authorized representative of each of the Transaction Parties, and constitutes the legal, valid and binding obligation of each of the other Transaction Parties thereto, enforceable against each of them in accordance with the respective terms of such Transaction Documents (including, without limitation, the grant of the Lender’s Lien), except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditor’s rights generally; and (iii) without limiting the foregoing, upon Lender’s advancing the Loan on the Closing Date, (A) Borrower will have satisfied or complied with all conditions precedent and requirements as set forth in the Loan Documents required to have been satisfied or complied with concurrently with or prior to such advance (except for any conditions precedent that are expressly waived by Lender) and (B) no Default or Event of Default shall be then existing;
(c)    there are no proceedings pending or, so far as the officers, managers, or members of Borrower know, threatened against or affecting any Borrower Party or any of its property before any Governmental Authority that could impair Borrower’s title to the Aircraft or any of the other Collateral, or that, if decided adversely, could materially affect the financial condition or operations of any Borrower Party or its ability to perform its obligations under any of the Loan Documents;
(d)    (i) Borrower has, and shall continue to have, good and marketable title to the Collateral, free and clear of Liens, except Permitted Liens; (ii) the Lender’s Lien in the Airframe, the Engines and the other Collateral is and shall remain validly created and perfected, and has and shall continue to have first priority over any other Liens pursuant to all Applicable Laws; and (iii) all filings, recordings, registrations or other actions necessary or desirable in order to vest such title in Borrower, and establish, perfect and give first priority to Lender’s Lien and other rights and interests in, against or with respect to the Collateral, have been duly effected, and all Impositions in connection therewith have been duly paid;
(e)    without limiting any of the other representations and warranties in this Agreement, for the purposes of the Cape Town Convention, the Registration Requirements and any other Applicable Law, (i) concurrently with Lender’s making the Loan, and at all times thereafter so long as any Obligation is due to Lender, (A) Borrower and (if a lessee) any Interested Third Party shall be situated in the United States of America (which is a contracting state), and (B) Borrower shall (1) complete and file all Registration Filings, and take all other actions which may be necessary, so as to cause the Aircraft to be validly registered in Borrower’s name on the Registry in accordance with the Registration Requirements, (2) neither register nor permit or suffer the registration of the Aircraft under the laws of any other country, (3) cause to be placed on board, and neither operate nor permit or suffer the operation of the Aircraft without then having on board, a currently effective and otherwise valid Registration Certificate, and (4) fully and timely comply with any and all of the other Registration Requirements relating to the Aircraft, including any of the same requiring the destruction or return of a replaced Registration Certificate; (ii) with respect to any of the Transaction Documents relating to the Airframe or Engine, each of the respective parties thereto shall have the power to dispose of the Airframe and Engine, as contemplated therein by way of the relevant Transaction Document, and (iii) the Purchase Documents qualify as a “contract of sale”, and (if constituting a lease) any Permitted Third Party Agreement and the Loan Documents are and shall remain effective to constitute international interests in the Airframe and Engine and security assignments of the related associated rights and transfer of the related international interests, as contemplated therein, and each such Registerable Interest shall be and remain effective against third parties upon registration at the International Registry, without any further filings or registrations (except as contemplated in the Loan Documents);
(f)    (i) all financial statements of each Borrower Party, copies of which have been heretofore delivered to Lender, are complete and correct, have been prepared in accordance with GAAP and present fairly the financial position of such Borrower Party as at the date thereof and the results of its operations for the period ended on said date and there has been no material adverse change in the financial condition, business or operations of such Borrower Party since the date thereof; and (ii) each Borrower Party has filed all Federal, state and local income tax returns that are required to be filed and has paid all taxes as shown on said returns and all assessments received by it to the extent that such taxes and assessments have become due, and Borrower does not have any knowledge of any actual or proposed deficiency or additional assessment in connection therewith; and

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(g)    (i) the Aircraft (A) has been delivered to Borrower, is in Borrower’s possession and is, as of the Closing Date, unconditionally, irrevocably and fully accepted by Borrower, (B) has been inspected by Borrower to its complete satisfaction and, without limiting the foregoing, (1) has been found to be in good working order, repair and condition and fully equipped to operate for its intended purpose, and (2) is in conformity with the requirements of the Purchase Agreement and the Applicable Standards, (C) is currently certified under existing FAA rules and regulations and any other Applicable Laws and is airworthy in all respects, and (D) is and will remain primarily hangared at the Primary Hangar Location; and (ii) without limiting the foregoing, (A) solely as between Lender and Borrower (and without prejudicing Borrower’s rights against Supplier or any other third party, which rights are not being disclaimed hereby), Borrower has no pending claims and has no knowledge of any facts upon which a future claim may be based, against any prior owner, the seller, manufacturer or supplier of the Aircraft or any of the other Collateral, for breach of warranty or otherwise, and (B) all of the information contained in Annex C, including the registration number of the Aircraft, and the serial numbers, manufacturer and model numbers of the Airframe, Engines, and APU, are true and accurate in all respects.
SECTION 4.    COVENANTS. Borrower covenants and agrees that from and after the Closing Date and so long as any of the Obligations are outstanding:
4.1    Notices; Financial Information; and Further Assurances. Borrower will, at its sole expense:
(a)    promptly give written notice to Lender of (i) the occurrence of any Default or Event of Default; (ii) the occurrence of any Event of Loss or event of which Borrower may be aware that could become an Event of Loss; (iii) the commencement of any material litigation or proceedings affecting Borrower or any material litigation or proceedings affecting the Aircraft or any of the other Collateral, or the ability of Borrower to comply with its obligations under the Loan Documents; and (iv) any dispute between Borrower or any Interested Third Party and any Governmental Authority or other party that involves the Aircraft or any of the other Collateral or that might materially interfere with the normal business operations of Borrower;
(b)    with respect to itself, deliver to Lender, (i) as soon as practicable but in no event later than 90 days after the closing of each fiscal year of such Person, complete financial statements of such Person, prepared in accordance with GAAP and certified (subject to normal year-end adjustments) by Borrower’s chief financial officer, provided, however, that Borrower shall be deemed to have complied with the foregoing requirement if such entity files Form 10-K with the Securities and Exchange Commission that is publicly available within the time frame set forth above, and all such financial statements or Form 10-K shall fairly present financial condition and the results of operations of the respective Person as of the date of and for the period covered by such statements; and (ii) cause any such Guarantor to comply with the financial reporting requirements set forth in its Guaranty and promptly furnish to Lender any such financial and other information regarding the Borrower or such Guarantor or any of its affiliates as Lender may from time to time reasonably request; and
(c)    promptly execute and deliver to Lender such further instruments, UCC and FAA filings (including an IDERA) and other documents, make, cause to be made or consent to all registrations (including any discharges and subordinations, or as to the actual sale of, and any international interest in, the Engines) with the International Registry, and take such further action, as Lender may from time to time reasonably request in order to further carry out the intent and purpose of the Loan Documents and to establish, protect and enforce the rights, interests, remedies and Liens (including the first priority thereof) created in favor of Lender thereby.
4.2    General Obligations. (a) Borrower agrees that it shall (i) duly observe and conform to all requirements of Applicable Law relating to the conduct of its business or the Aircraft, except where the failure to so observe or conform is not likely to result in a material adverse effect on the Borrower or any of the Collateral, (ii) remain a “citizen of the United States” within the meaning of the Transportation Code, (iii) obtain and keep in full force and effect (A) all rights, franchises, licenses and permits that are necessary to the proper conduct of its business, and (B) all approvals by any Governmental Authority required with respect to the performance of its obligations under the Loan Documents and the operation of the Aircraft and its business, (iv) cause the Aircraft to remain primarily hangared at the Primary Hangar Location, and (v) pay and perform all of its obligations and liabilities when due (except for any liabilities or obligations being contested in good faith by appropriate proceedings). (b) Borrower agrees that (i) it shall not change its presently existing legal name or its form or state of organization on or after the date of this Agreement, without Lender’s prior written consent, (ii) if its presently existing state organizational identification number changes, or if Borrower currently has no such state organizational number but is subsequently issued such a number, on or at any time after the date of this Agreement, Borrower shall immediately notify Lender thereof, (iii) it shall not change the presently existing mailing, chief executive office and/or principal place of business address on or after

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the date of this Agreement without giving Lender thirty (30) days’ prior written notice of the same, and (iv) without limiting any of the other conditions set forth in sub-clauses (i), (ii) and (iii), Borrower shall not make any of the changes described therein without first complying with all of the other applicable provisions hereof.
4.3    Taxes. (a) Borrower will file with all appropriate taxing authorities all Federal, state and local income tax returns that are required to be filed and all registrations, declarations, returns and other documentation with respect to any personal property taxes (or any other taxes in the nature of or imposed in lieu of property taxes) due or to become due with respect to the Aircraft or any of the other Collateral. (b) Borrower will (i) pay on or before the date when due all taxes as shown on said returns and all taxes assessed, billed or otherwise payable with respect to the Aircraft or the other Collateral directly to the appropriate taxing authorities; and (ii) pay when due all license and/or registration or filing fees, assessments, governmental charges and sales, use, property, excise, privilege, value added and other taxes (including any related interest or penalties) or other charges or fees now or hereafter imposed by any governmental body or agency upon Borrower or the Aircraft or any of the other Collateral, with respect to the landing, airport use, manufacturing, ordering, shipment, purchase, ownership, delivery, installation, leasing, chartering, operation, possession, use or disposition of the Aircraft or any of the other Collateral, or any interest therein (the items referred to in (i) and (ii) above being referred to herein collectively, as “Impositions”), other than any such Impositions that are being contested in good faith by appropriate proceedings.
4.4    No Disposition of Collateral or Liens; Title and Security Interest.
(a)    Borrower shall not sell, assign, enter into any Third Party Agreement, convey, mortgage, exchange or otherwise transfer or relinquish possession of (including by any seizure or other taking by any foreign or domestic governmental authority) or dispose of the Airframe or Engines, any Part, any related associated rights, international interests or prospective international interests, any proceeds or any of the other Collateral, or attempt or offer to do, or suffer or permit any of the foregoing. Borrower shall be permitted, however, to deliver possession of the Airframe, the Engines, or any APU or Part to another Person for testing, service, repair, maintenance, overhaul, alteration or modification, and to enter into Permitted Third Party Agreements, in each case, if and to the extent consistent with the provisions of the Loan Documents. Borrower will warrant and defend its good and marketable title to the Airframe, the Engines and the other Collateral, and the validity, perfection and first priority of Lender’s Lien in the Collateral, against all other Liens, claims and demands whatsoever, except Permitted Liens; and without limiting the foregoing, Borrower will (i) not create, assume or suffer to exist any Liens on or with respect to the Airframe, the Engines, or any of the other Collateral, or Borrower’s interest therein (other than Permitted Liens); and (ii) promptly take such action as directed by Lender to duly discharge any such unpermitted Liens.
(b)    Notwithstanding the limitations set forth in Section 4.4(a), so long as no Default or Event of Default is then existing, Borrower may enter into and remain a party to Third Party Agreements, in each such case, subject to the satisfaction of, and compliance by Borrower and each Interested Third Party with, all of the following throughout the term of such arrangement: (i) Each such Interested Third Party shall (A) be and remain solvent, (unless an individual) organized under the laws of a state within the United States, and satisfy any requirements of Applicable Law and other applicable due diligence standards employed by Lender; and (B) if engaged by Borrower as a manager, while so engaged, (1) have a recognized favorable reputation as a manager, as the case may be, of aircraft similar to the Aircraft, (2) be providing management services for other aircraft owners similar to the contemplated services. (ii) Any operation of the Aircraft pursuant to any such Third Party Agreement shall be limited to (A) if by Borrower, any time sharing agreements (as defined in Section 91.501(c)(1)) complying with Part 91 of the FARs and all other Applicable Standards, (B) if such Third Party Agreement is a “dry lease” by Borrower, as lessor, to an Affiliate or other Interested Third Party permitted pursuant hereto, as lessee, operation by such lessee complying with (1) Part 91 and any other applicable provision of the FARs, and all other Applicable Standards, and (2) the provisions as of the Loan Documents pertinent to the operation of the Aircraft (whether by Borrower or any permitted Interested Third Party). (iii) The related Third Party Agreement shall (A) be and remain (as acknowledged therein), subject and subordinate to Lender’s Lien in and with respect to the Collateral, and Lender’s rights and remedies under the Loan Documents, (B) not convey any Lien on, or other property interest in or against the Airframe, the Engines or any of the other Collateral, except for a Permitted Lien (but, without giving effect to clause (a) of the definition of such term), (C) not permit any further disposition of or unpermitted Lien against the Aircraft or any of the other Collateral by any of the Interested Parties thereto or any other Person, or any change in registration or unpermitted change in hangaring of the Aircraft, (D) not contain provisions that are inconsistent with, the or cause Borrower to breach any of its representations, warranties or agreements under, any of the Loan Documents, (E) be in conformity with all requirements of the FARs and other Applicable Laws, and (F) otherwise conform to any related Operating Consent. (iv) Borrower shall have specified such Third Party Agreement on Annex B, or have given Lender at least thirty (30) Business Days’ prior written notice of its intention to enter into such Third Party Agreement; and complied with, and at all times thereafter remain in compliance with, any related requirements by Lender, including (A) causing

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Lender to be covered by the Required Coverages (which, may be maintained by an Interested Third Party, if conforming to the requirements of the Loan Documents), and entering into or delivering, or causing to be entered into and delivered, an Operating Consent, together with all such other documents, filings and assurances, making or causing to be made such filings and registrations, and taking or causing to be taken all such other actions, in each case as may be required by Lender and (B) paying or reimbursing Lender for any related costs or expenses. (v) Lender shall have the right, but not the obligation, to require reasonable evidence that any Interested Third Party satisfies the requirements provided herein, and review any such Third Party Agreement, as from time to time supplemented and amended, to determine its conformity with the provisions of the Loan Documents, but without assuming any responsibility with respect thereto. (vi) Borrower shall neither make, nor permit to be made, any filing or registration with respect to any Permitted Third Party Agreement, unless required by Applicable Law or so directed by Lender pursuant to Section 5.2 or otherwise.
(c)    With respect to any Permitted Third Party Agreements or other Third Party Agreements, although certain of the duties and obligations of Borrower under the Loan Documents may be performed by one or more of the Interested Third Parties, (i) no such Third Party Agreement shall reduce any of Borrower’s obligations, or Lender’s rights, under any of the Loan Documents, (ii) all of Borrower’s obligations under the Loan Documents shall be and remain primary and continue in full force and effect as the obligations of a principal and not of a guarantor or surety, and (iii) Lender is not waiving the right to require full and timely performance of any such obligations in strict accordance with the provisions of the Loan Documents. By way of clarification and not limitation, with respect to any provisions of the Loan Documents requiring Borrower to take or refrain from taking an action relating to the Aircraft or any of the other Collateral, such provision may also be read to mean that Borrower shall cause the same to be done in accordance therewith, if at that time the Aircraft or such other Collateral is not in Borrower’s possession or control.
4.5    Use of Aircraft; Maintenance; Modifications; Security.
(a)Borrower or its permitted lessees will operate the Aircraft under and in compliance with Part 91 and all other Applicable Standards. Unless otherwise expressly permitted hereunder, (i) Borrower shall not operate or permit the Aircraft to be operated for air taxi operations or otherwise under Part 135 of the FARs; and (ii) Borrower or its permitted lessees shall at all times have, and maintain, “operational control” of the Aircraft (as such term is then interpreted by the FAA or such other applicable Governmental Authority), and no other Person (other than Borrower’s permitted lessees) shall operate the Aircraft. The Aircraft at all times will be operated by duly qualified pilots having satisfied all Applicable Standards.
(a)    Borrower may operate the Aircraft worldwide, provided that the Aircraft (i) shall at all times be based and predominantly used, operated and located in the continental United States; and (ii) shall not be flown, operated, used or located in, to or over any such country or area (temporarily or otherwise) (A) that is excluded from the Required Coverages (or specifically not covered by such insurance), (B) listed as a sanctioned country by the United States under http://treasury.gov/about/organizational-structure/offices/Pages/Office-of-Foreign-Assets-Control.aspx, (C) in any area of recognized hostilities, (D) if as a result thereof, payment under the Required Coverages could be prohibited under any sanction or embargo by the United States of America, or (E) in violation of any of the Loan Documents or any Applicable Standards. Borrower shall adopt, implement and comply with all security measures required by any Applicable Standards, or as may then be necessary or appropriate for the protection of the Aircraft (whether on the ground or in flight) against theft, vandalism, hijacking, destruction, bombing, terrorism or similar acts.
(b)    Borrower agrees that, with respect to the Airframe, the Engines, each APU and each Part, Borrower will at its own expense, (i) maintain, inspect, service, repair, overhaul and test the same in accordance with Applicable Standards; (ii) make any alterations or modifications that may at any time be required to comply with Applicable Standards; (iii) and to cause the Aircraft to remain airworthy; (iv) furnish all required parts, replacements, mechanisms, devices and servicing so that the condition and operating efficiency thereof will at all times be no less than its condition and operating efficiency as and when delivered to Borrower, ordinary wear and tear from proper use alone excepted; (v) promptly replace all Parts which become worn out, lost, stolen, taken, destroyed, damaged beyond repair or permanently rendered or declared unfit for use for any reason whatsoever, or sooner if required by any applicable life limits or other Applicable Standards; and (vi) maintain in English all Records in accordance with Applicable Standards. All maintenance procedures shall be performed by properly trained, licensed, and certified maintenance sources and personnel utilizing replacement parts approved by the FAA and the manufacturer of (as applicable) the Airframe, the Engines, or any APU or Part. Without limiting the foregoing, Borrower shall comply with all mandatory service bulletins and airworthiness directives by causing compliance to such bulletins and/or directives to be completed through corrective modification in lieu of operating manual restrictions.

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(c)    Borrower will not make or authorize any improvement, change, addition or alteration to the Aircraft that will impair the originally intended function or use of the Aircraft, diminish the value of the Aircraft as it existed immediately prior thereto, or violate any Applicable Standard. All repairs, parts, replacements, mechanisms and devices added by Borrower or on its behalf shall immediately, without further act, become part of the Aircraft and subject to the Lender’s Lien granted under this Agreement.
4.6    Insurance.
(a)    Borrower agrees to maintain at all times, at its sole cost and expense, with insurers of recognized reputation and responsibility satisfactory to Lender (but in no event having an A.M. Best or comparable agency rating of less than “A-”): (i) (A) comprehensive aircraft liability insurance against bodily injury or property damage claims including, without limitation, contractual liability, premises liability, death and property damage liability, public and passenger legal liability coverage, and sudden accident pollution coverage, in an amount not less than $200,000,000.00 for 20 or more seats, or if the Aircraft will be chartered, or $100,000,000.00 for 10 or more seats, or $50,000,000.00 for fewer than 10 seats for each single occurrence, and (B) personal injury liability in an amount not less than $25,000,000.00; but, in no event shall the amounts of coverage required by sub-clauses (A) and (B) be less than the coverage amounts as may then be required by Applicable Law; (ii) “all-risk” ground, taxiing, and flight hull insurance on an agreed-value basis, covering the Aircraft, provided that such insurance shall at all times be in an amount not less than the greater of (A) the full replacement value of the Aircraft (as determined by Lender), or (B) the unpaid principal amount of the Note (each such amount re-determined as of each anniversary of the date hereof for the next succeeding year throughout the term of this Agreement); and (iii) war risk and allied perils (including confiscation, appropriation, expropriation, terrorism and hijacking insurance) in the amounts required in sub-clauses (i) and (ii), as applicable.
(b)    Any policies of insurance carried in accordance with this Section 4.6 and any policies taken out in substitution or replacement of any such policies shall (i) be endorsed to name Lender as an additional insured (but without responsibility for premiums), (ii) provide, with respect to insurance carried in accordance with Section 4.6(a)(ii) or (a)(iii) above, that any amount payable thereunder shall be paid directly to Lender as sole loss payee, (iii) provide for thirty (30) days’ (seven (7) days’ in the case of war, hijacking and allied perils) prior written notice by such insurer of cancellation, material change, or non-renewal, (iv) include a severability of interest clause providing that such policy shall operate in the same manner as if there were a separate policy covering each insured, (v) waive any right of set-off against Lender, and any rights of subrogation against Lender, (vi) provide that in respect of the interests of Lender in such policies, that the insurance shall not be invalidated by any action or inaction of Borrower or any other Person operating or in possession of the Aircraft, regardless of any breach or violation of any warranties, declarations or conditions contained in such policies by or binding upon Borrower or any other Person operating or in possession of the Aircraft, and (vii) be primary, not subject to any co-insurance clause and shall be without right of contribution from any other insurance.
(c)    Borrower shall not self-insure (by deductible, premium adjustment, or risk retention arrangement of any kind) with respect to any of the risks required to be insured pursuant to this Section 4.6. Borrower agrees that it shall obtain and maintain such other insurance coverages, or cause adjustments to be made to the scope, amount or other aspects of the existing insurance coverages, promptly upon Lender’s request, as and when Lender reasonably deems such additional insurance coverages or modifications to be appropriate in light of any changes in Applicable Law, prudent industry practices, the insurance market, Borrower’s anticipated use of the Aircraft or other pertinent circumstances. All of the coverages required herein shall be in full force and effect worldwide throughout any geographical areas to, in or over which the Aircraft is operated. All insurance proceeds payable under the requisite policies shall be payable in U.S. Dollars.
(d)    At least ten (10) days prior to the policy expiration date for any insurance coverage required by this Section 4.6, Borrower shall furnish to Lender evidence (having the form and substance consistent with Section 1(f) of the CTA) of the renewal or replacement of such coverage, complying with the terms hereof, for a twelve (12) month or greater period commencing from and after such expiration date.
4.7    Event of Loss; Loaner Engines.
(a)    Upon the occurrence of any Event of Loss with respect to the Aircraft or the Airframe, Borrower shall notify Lender of any such Event of Loss within five (5) days of the date thereof. Borrower shall pay the then Outstanding Balance promptly upon its receipt of insurance proceeds relating to such Event of Loss, but in no event later than ninety (90) days after the occurrence of such Event of Loss (irrespective as to whether any or all of such proceeds have been received).

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Upon Lender’s receipt in good and indefeasible funds of all of the amounts required to be paid pursuant to the preceding sentence (whether by applying Borrower’s payment of such amounts, or any such insurance proceeds, or both) the Aircraft shall be released from the Lender’s Lien, and Lender shall remit to Borrower any such insurance proceeds so received by Lender, to the extent then remaining.
(b)    Upon an Event of Loss with respect to an Engine or any APU (as applicable, a “Lost Item”) under circumstances in which there has not occurred an Event of Loss with respect to the Airframe, Borrower shall, within ninety (90) days after the occurrence of such Event of Loss, replace such Lost Item, with a Permitted Replacement. Any engine or auxiliary power unit constituting a “Permitted Replacement” for a Lost Item shall (i) be of the same make and model number as the Lost Item, (ii) be free and clear of all Liens and (iii) have a value, utility and useful life at least equal to, and be in as good an operating condition as, the Lost Item, assuming such Lost Item was in the condition and repair required by the terms hereof immediately prior to the occurrence of such Event of Loss. Borrower, at its own cost and expense, shall (i) furnish Lender with such documents to evidence such conveyance, (ii) cause the Permitted Replacement to be subject to the Lender’s Lien under this Agreement, and (iii) take such other actions as may be required by Lender to cause the Lender’s Lien therein to be validly created, perfected and have first priority, including as evidenced on the FAA Registry, the International Registry, and any other recording office. Each such Permitted Replacement shall, after such conveyance, be deemed an “Engine” or “APU” (as defined herein), as applicable, and shall be deemed part of the same Aircraft as was the Lost Item replaced thereby.
(c)    In the event an Engine is damaged and is being repaired, or is being inspected or overhauled, Borrower, at its option, may temporarily substitute another engine during the period of such repair or overhaul, so long as such engine is of the same make and model as the Engine being repaired or overhauled, is free and clear of any Lien that might impair Lender’s rights or interests in the Airframe and is maintained in accordance herewith (any such substitute engine being hereinafter referred to as a “Loaner Engine”). Borrower shall (i) cause such Loaner Engine to be installed and removed, as applicable, by a maintenance facility certified by the FAA and manufacturer with respect to the Aircraft, and (ii) cause the repaired or overhauled original Engine to be reinstalled on the Airframe promptly upon completion of the repair or overhaul, but in no event later than the earlier of ninety (90) days after removal or the occurrence of an Event of Default.
(d)    So long as no Default or Event of Default has occurred and is continuing, and no Event of Loss with respect to the Aircraft has occurred, any loss or damage proceeds of the Required Coverages received by Lender shall be released by Lender to Borrower to reimburse Borrower for paying the costs actually incurred with respect to repairs made to the Aircraft so as to restore it to the condition required by this Agreement, or for the purchase of a Permitted Replacement pursuant to Section 4.7(b), or if a Default or Event of Default has occurred and is continuing or an Event of Loss with respect to the Aircraft has occurred, shall be disbursed by Lender as otherwise required by this Agreement.
SECTION 5.    POWER OF ATTORNEY; REGISTRATION; INSPECTION.
5.1    UCCs, Registrations, Etc.; Lender as Attorney-in-Fact. Borrower hereby irrevocably: (a) authorizes Lender to prepare and file any UCC financing statements, amendments, continuations, terminations, assignments and other filings, or take such other actions for the purpose of perfecting, affording first and exclusive priority to or otherwise relating to the Lender’s Lien under any of the Loan Documents; (b) consents to, and authorizes its professional user entity to consent to, the registration of each Registerable Interest requested by Lender or its Assignee, or otherwise required by the provisions of this Agreement or any of the other Loan Documents, including any subordination, amendment, assignment, discharge or undertaking permitted by the Cape Town Convention with respect thereto; and (c) constitutes and appoints Lender (including any Person acting on Lender’s behalf), as its true and lawful attorney-in-fact with full power and authority in the place and stead of Borrower and in the name of Borrower or in its own name, for the purpose of carrying out the terms of this Agreement; which authority shall include the following undertakings that may be exercisable by Lender in its sole discretion at any time, and from time to time, if an Event of Default is then existing: (i) in Borrower’s name, file and/or record, such further instruments, filings and other documents, make, cause to be made and/or consent to all registrations with the International Registry, and take such further action, to establish and protect Lender’s rights, interests and remedies created, or intended to be created, pursuant to the Loan Documents; (ii) endorse Borrower’s name on any checks, notes, drafts or any other payments or instruments, or set off, apply, or take such other actions with respect to any funds relating to the Collateral that come into Lender’s possession or control; and (iii) settle, adjust, receive payment and make claim or proof of loss, and take such other actions relating to the Required Coverages. This appointment is coupled with an interest, is irrevocable and shall terminate only upon indefeasible payment and performance in full of all of the Obligations. The powers conferred on Lender hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Lender shall be accountable only for amounts that it actually receives in good and indefeasible funds as a result of the exercise of

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such powers and neither it nor any of its officers, directors, employees or agents shall be responsible to Borrower for any act or failure to act. Without limiting the foregoing, Borrower agrees that within five (5) Business Days of Lender’s request, Borrower will enter into an irrevocable power-of-attorney authorizing Aviation Counsel or Lender’s other designee as Borrower’s professional user entity and administrator for the purpose of discharging any Registerable Interests as and when directed to do so by Lender in connection with its exercise of its rights and remedies under the Loan Documents.
5.2    Registration. Without limiting any of the other provisions of this Agreement, Borrower agrees as follows: (a) Borrower shall: (i) notify the Registry (with a copy to Lender) of any change of Borrower’s address, and any other information, as and when required by the Registration Requirements; (ii) provide to Lender (A) notice of the next scheduled Registration Expiration Date at least one hundred twenty (120) days, but no more than one hundred eighty (180) days, prior to such date, (B) concurrently with Borrower’s making any Registration Filings, evidence thereof, and (C) immediately upon Borrower’s receipt thereof, a copy of each replacement Registration Certificate and any and all related notices from the Registry; and (iii) at least ninety (90) days prior to the Registration Expiration Date, cause a valid replacement Registration Certificate to be issued with respect to and placed on board the Aircraft, and certify the same to Lender (with a copy of such Registration Certificate) verifying that the Aircraft is properly registered with the Registry; (b) if Borrower shall fail to fully and timely comply with any of the provisions of this Section 5.2, or if any Default or Event of Default is then existing, (i) Lender may take or require that Borrower take, all such actions as Lender may then deem appropriate in its sole discretion for the purposes hereof, including by (A) requiring that Borrower (1) engage Lender’s aviation counsel for the purpose of completing and filing the Registration Filings, or (2) if not previously provided to Lender, execute and deliver to Lender a Registration POA, which if not already filed may be filed with the FAA, and (B) completing and filing any such Registration Filings; (ii) Borrower shall execute and deliver any additional power of attorney or other similar document, and provide all such other cooperation, requested by Lender in furtherance of its rights hereunder; and (iii) Borrower hereby authorizes Lender or Lender’s aviation counsel to take all of the actions contemplated herein, in each such case, without Lender having any obligation or liability with respect thereto; and all related Claims shall be subject to the indemnification and other provisions of Section 8.2(b) of this Agreement; (c) if at any time the operation of the Aircraft shall no longer be authorized by the Registration Requirements, Borrower shall (i) immediately cause the Aircraft to be grounded and stored at a facility pursuant to an appropriate storage program, and insured under appropriate ground hull and liability coverages in amounts and with insurers reasonably satisfactory to Lender, and otherwise in full compliance with all related FARs and any other Applicable Standards, and (ii) cause related adjustments to be made to the Required Coverages, as and to the extent required by Lender (except that Lender shall retain all rights and remedies available with respect to any related Default or Event of Default, irrespective of Borrower’s compliance with this sub-clause (c)(i)); and (d) pay or reimburse Lender upon its demand for all related fees, charges, taxes, penalties, fines or other amounts.
5.3    Inspection. Lender or its authorized representatives shall have the right, but not the duty, to inspect the Aircraft, any part thereof and/or the Records, at its own cost during regular business hours, wherever located, upon reasonable prior notice to Borrower and at Lender’s cost, it being understood that no such inspection shall interfere with the regularly scheduled use of the Aircraft; except that after the occurrence and during the continuance of a Default or an Event of Default, such inspection may be conducted at any time without prior notice and at Borrower’s sole expense, and it shall pay Lender promptly upon demand any inspection costs incurred by Lender. Upon the request of Lender, Borrower shall promptly confirm to Lender the location of the Aircraft or any of the other Collateral.
SECTION 6.    EVENTS OF DEFAULT. The term “Event of Default”, wherever used herein, shall mean:
(a)    any failure by Borrower to pay any Obligation when due and payable (whether at the stated maturity, by acceleration, upon demand or otherwise), and such failure continues for a period of five (5) calendar days; or
(b)    (i) any of the Required Coverages are not kept in full force and effect, or a breach or violation shall exist with respect to any provisions thereof; or the Aircraft is operated in a manner, at a time or in or over or located at a place with respect to which such Required Coverages shall not be in effect; (ii) Borrower shall fail to cause the Airframe or the Engines to be used, operated, maintained or otherwise kept in a condition so as to be in compliance with all Applicable Laws; or (iii) any Borrower Party shall fail to comply with (A) any financial covenants as and to the extent set forth or incorporated in any Guaranty or in any of the other Loan Documents or (B) any provision of any of the Loan Documents either (1) restricting Liens and other dispositions relating to either the Collateral or any rights or obligations under any of the Transaction Documents (including Section 4.4 hereof), or (2) pertaining to the Registration Requirements (including Sections 3(e) and 5.2 hereof); or

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(c)    with respect to any Borrower Party, any default or an event of default (however defined) shall have occurred under any loan or lease from, or guaranty or other financing obligation to, Lender or any of its affiliates which is in excess of ten million dollars ($10,000,000.00), and such default shall continue beyond any applicable grace or cure periods,
(d)     with respect to any Borrower Party, any default or an event of default (however defined) shall have occurred under any other loan or lease from, or guaranty or other financing obligation to, any Person not affiliated with Lender the amount of which, whether accelerated or otherwise, is in excess of ten million dollars ($10,000,000.00), and in each such case the applicable grace period for curing such default or event of default shall have expired; or
(e)    any representation or warranty of any Borrower Party made in any Loan Document or any other writing or certificate furnished by or on behalf of any Borrower Party pursuant to any Loan Document is or shall be incorrect or incomplete when made in any material respect; or
(f)    the commencement of any bankruptcy, insolvency, receivership or similar proceeding by or against any Borrower Party or any of its or their properties or business (unless, if involuntary, the proceeding is dismissed within ninety (90) days of the filing thereof); or
(g)    any Guarantor fails to perform or repudiates any of its obligations under any guaranty of the Obligations; or
(h)    (i) any Loan Document or any Lien granted thereunder (including the Lender’s Lien), shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of the Borrower Party making such grant; (ii) any Borrower Party shall, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability of any Loan Document or any Lien granted thereunder (including the Lender’s Lien); or (iii) any Lien securing (or required to secure) any of the Obligations (including the Lender’s Lien) shall, in whole or in part, cease or fail to be a first priority perfected Lien; or
(i)    (i) the Permitted Holders shall cease to have the power to vote or direct the voting of securities having a majority of the voting power for the election of directors of World Wrestling Entertainment, Inc. (determined on a fully diluted basis), (ii) the Control Trigger shall occur; or (iii) the board of directors of World Wrestling Entertainment, Inc. shall cease to consist of a majority of the Continuing Directors; or
(j)    Borrower or any Guarantor shall enter into any transaction of merger or consolidation unless prior to the consummation of such transaction, (1) Borrower or any Guarantor, respectively, obtains from Lender written confirmation that Lender, after giving effect to the transaction, is satisfied as to the surviving entities’ creditworthiness and conformance to the other criteria then used by Lender when approving similar transactions, and (2) the surviving entity (A) is organized and existing under the laws of the United States or any state thereof, and (B) if Borrower or any Guarantor, respectively shall not be the entity surviving such transaction, the surviving entity executes and delivers to Lender an agreement satisfactory to Lender pursuant to which such entity assumes and agrees to be fully liable for all of Borrower’s or any Guarantor’s obligations under the Loan; provided, however, any Guarantor may enter into any transaction of merger or consolidation with any subsidiary of such Guarantor provided that such Guarantor shall be the continuing or surviving corporation; or
(k)    any Borrower Party (i) ceases to do business as a going concern, liquidates, dissolves or otherwise terminates its existence or (ii) sells, transfers or otherwise disposes of all or substantially all of its assets or property; or
(l)    the death or judicial declaration of incompetence of any Borrower Party or any other individual responsible, in whole or in part, for payment or performance of the Obligations, any repudiation by any Borrower Party of such Borrower Party’s obligation for the payment or performance of the Obligations or any allegation or determination that the Loan Documents are unenforceable in any material respect; or
(m)    any Borrower Party fails to perform or observe any other covenant, condition or agreement to be performed or observed by it under any Loan Document that is not otherwise addressed in this Section 6, and such failure continues unremedied for a period of thirty (30) days after such Borrower Party first becomes aware of such failure (but such cure period shall not be applicable unless the breach is curable by practical means within the cure period).

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SECTION 7.    REMEDIES.
7.1    Acceleration; Termination of Commitment. If any Event of Default shall occur and be continuing, Lender, in its sole discretion, may (a) declare the Obligations to be immediately due and payable, and upon such declaration the Obligations (including, the unpaid principal amount of the Note, together with all accrued but unpaid interest thereon, any prepayment fees and all other amounts due and payable under or with respect to the Loan Documents), shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Loan Documents to the contrary notwithstanding, (b) terminate any then outstanding commitment whether to Borrower or any Affiliate to make the Loan or any advance thereof, or any other financial accommodations, whether related to the Loan or otherwise, and/or (c) pursue and enforce any of Lender’s rights and remedies under this Section 7; provided, however, if an Event of Default specified in Section 6 (e) above shall occur, the Obligations shall become immediately due and payable, all such commitments shall terminate, and Lender shall have all such other rights and remedies contemplated in the preceding clauses (a), (b) and (c), automatically, and without any notice or other action by Lender.
7.2    Additional Remedies. If an Event of Default occurs and is continuing, in addition to all other rights and remedies granted to it in this Agreement and in the other Loan Documents, Lender may exercise all rights and remedies of a secured party under the UCC or as a creditor, chargee or security assignee under the Cape Town Convention (including any and all remedies thereunder requiring agreement by Borrower), or otherwise available to Lender under any other Applicable Law. Without limiting the generality of the foregoing, Borrower agrees that upon the occurrence of an Event of Default, Lender, without demand or notice of any kind (except as specified below) to or upon Borrower or any other Person, in its sole discretion, may exercise any one or more of the following remedies:
(a)    (i) enter the premises where the Aircraft, the Engines, or any other Collateral is located, take immediate possession of, remove (or disable in place), or otherwise take control or custody of the Airframe, the Engines or any other Collateral (whether or not then attached to the Airframe) by self-help, summary proceedings or otherwise without liability, (ii) preserve the Airframe, the Engines or the other Collateral, and their respective value (but without any obligation to do so), and immobilize or keep idle the Airframe or Engines, and/or (iii) use Borrower’s premises for storage without liability; and Borrower agrees, at Lender’s request, to assemble the Collateral, and make it available to Lender at such places as Lender shall reasonably select, whether at Borrower’s premises or elsewhere;
(b)    (i) terminate the right of any Interested Third Party, and any other third party to use, possess or control the Airframe, the Engines or any of the other Collateral, including under any Permitted Third Party Agreement or other Third Party Agreement, without regard as to the existence of any event of default thereunder, (ii) recover from, and/or cause Borrower and any such Interested Third Party, and any other third party, to relinquish possession and return the Airframe, the Engines and any other Collateral pursuant to this Section 7, and/or (iii) exercise any and all other remedies under any Operating Consents in Borrower’s stead, to the extent provided for under, or otherwise available to Borrower in connection with any related Permitted Third Party Agreement or such other Third Party Agreement;
(c)    (i) manage, sell, lease, assign or otherwise dispose of the Airframe, the Engines or any other Collateral, in whole or in part, whether or not in Lender's possession, in one or more parcels or transactions, at public or private sale or sales, with or without notice to Borrower (except as required by Applicable Law, and in furtherance thereof, Lender agrees that it shall give Borrower no less than ten (10) working days’ prior notice of any proposed sale or lease of the Airframe or Engines, which Borrower acknowledges as constituting “reasonable prior notice” for the purposes of the Cape Town Convention) at such prices as Lender may deem best, and/or (ii) purchase the Collateral, in whole or in part, upon any public sale or sales, and to the extent permitted by Applicable Law upon any private sale or sales, free of any right or equity of redemption in Borrower, which right or equity of redemption is hereby expressly released;
(d)    (i) collect, receive, appropriate and realize upon the Collateral, or any part thereof, including by applying any deposit or other cash collateral, or collecting or receiving, appropriating and realizing upon any income, profits or other proceeds arising from the management or use of the Airframe, the Engines or any of the other Collateral, and applying the same (after deducting all taxes, costs, expenses and other reductions of every kind incurred in connection therewith) to the payment in whole or in part of the Obligations, in such order and manner as Lender may elect; and (ii) after making such application, (A) remitting to Borrower or to such other Person any excess then remaining, and (B) demanding, collecting and receiving from Borrower any deficiency then remaining (and Borrower agrees that it shall remain liable for, and pay upon demand, the full amount of any such deficiency);

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(e)    (i) demand and obtain from any court speedy relief pending final determination available at law (including, possession, control, custody or immobilization of the Airframe and Engines, or preservation of the Airframe and the Engines and their respective value), (ii) procure the deregistration and/or export and physical transfer of the Airframe from the territory in which it is then situated (including pursuant to an IDERA, if any, executed by Borrower), and/or (iii) otherwise proceed at law or in equity, to enforce specifically Borrower’s performance or to recover damages; and/or
(f)    exercise any and all other rights and remedies under or with respect to the Loan Documents or Applicable Law, including the Cape Town Convention and the UCC.
7.3    No Waiver: Cumulative Remedies. No right or remedy is exclusive. Borrower hereby acknowledges that none of the provisions of this Section 7, including any remedies set forth or referenced herein, is “manifestly unreasonable” for the purposes of the Cape Town Convention. Each may be used successively and cumulatively and in addition to any other right or remedy referred to above or otherwise available to Lender at law or in equity, but in no event shall Lender be entitled to recover any amount in excess of the maximum amount recoverable under Applicable Law with respect to any Event of Default. No express or implied waiver by Lender of any Default or Event of Default hereunder shall in any way be, or be construed to be, a waiver of any future or subsequent Default or Event of Default. The failure or delay of Lender in exercising any rights granted it hereunder upon the occurrence of any of the contingencies set forth herein shall not constitute a waiver of any such right upon the continuation or reoccurrence of any such contingencies or similar contingencies, and any single or partial exercise of any particular right by Lender shall not exhaust the same or constitute a waiver of any other right provided for or otherwise referred to herein. After the occurrence of any Default or Event of Default, the acceptance by Lender of any payment or performance of any of the Obligations, including the payment of any installment of principal and/or interest or of any other sum owing hereunder or under the other Loan Documents shall not constitute a waiver of such Default or Event of Default, regardless of Lender’s knowledge or lack of knowledge thereof at the time of acceptance of any such payment or performance and shall not constitute a reinstatement of any of the Loan Documents. To the extent permitted by Applicable Law, Borrower waives any rights now or hereafter conferred thereby, that (a) limit or modify any of Lender’s rights or remedies under this Agreement or any of the other Loan Documents, including the provisions of Article 13(2) of the Convention, or (b) would otherwise entitle Borrower to (i) receive notices or demands as a condition to Lender’s exercise of any rights or remedies, except as expressly required above or (ii) make claims, damages and demands against Lender arising out of the repossession, retention, sale or other disposition of the Collateral.
SECTION 8.    MISCELLANEOUS.
8.1    Notices. All communications and notices provided for herein shall be in writing and shall be deemed to have been duly given or made (i) upon hand delivery, or (ii) upon delivery by an overnight delivery service, or (iii) two (2) Business Days after being deposited in the U.S. mail, return receipt requested, first class postage prepaid, and addressed to Lender or Borrower at their respective addresses set forth under their signatures hereto or such other address as either party may hereafter designate by written notice to the other, or (iv) when sent by telecopy (with customary confirmation of receipt of such telecopy) on the Business Day when sent or upon the next Business Day if sent on other than a Business Day.
8.2    Expenses and Fees; Indemnity; Performance of Borrower’s Obligations.
(e)    Borrower shall pay to Lender upon demand all reasonable and documented fees, costs and expenses incurred by or on behalf of Lender at any time in connection with (i) the negotiation, preparation, execution, delivery and enforcement of the Loan Documents and the collection of the Obligations (both before and after the occurrence of a Default or Event of Default), (ii) the creation, preservation and protection of the Collateral and the perfection, first priority and enforcement of Lender’s Lien, or (iii) Borrower’s exercise of any right granted under, or any amendment or other modification to any of, the Loan Documents. Such fees, costs and expenses shall include, without limitation, appraisal and inspection fees, the fees and expenses of Aviation Counsel and of Lender’s counsel, consultants and brokers, UCC, FAA, International Registry and other applicable title, interest and lien searches, and costs and expenses relating to recovery, repossession, storage, insurance, transportation, repair, refurbishment, advertising, sale and other dispositions of the Aircraft or any of the other Collateral. Borrower shall also pay all fees (including license, filing and registration fees), Impositions and other charges of whatever kind or nature that may be payable or determined to be payable in connection with (A) the execution, delivery, recording or performance of this Agreement or any of the other Loan Documents, or any modification thereof, and (B) the filings, registrations and other undertakings relating thereto. In addition to the foregoing, Borrower shall pay to Lender a Documentation Fee in the amount of $500.00. Notwithstanding anything in this Agreement to the contrary, Borrower’s obligation pursuant to this Agreement to pay and/or reimburse Lender for the costs, fees, and expenses incurred, whether prior to or after the Closing,

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by or on behalf of Lender in connection with the initial negotiation, preparation, execution, and delivery of the Loan Documents (including, without limitation, all costs of recording and filing of liens, record searches, registrations, filings, legal fees, charges for certified copies and any other fees incidental to credit review, documentation, closing, appraisal or inspection of the Aircraft) will not exceed $15,000.00.
(f)    Borrower hereby further agrees, whether or not the transactions contemplated by this Agreement shall be consummated, to pay, indemnify, defend, and hold harmless Lender and its affiliates and all of the Lender’s and such affiliates’ respective directors, shareholders, members, officers, employees, agents, predecessors, attorneys-in-fact, lawyers, successors and assigns (Lender, its affiliates and all of such other parties and entities sometimes hereinafter collectively, the “Indemnified Parties”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, out of pocket costs, and reasonable and documented attorney’s fees, reasonable and documented expenses or disbursements of any kind or nature whatsoever (“Claims”) arising with respect to or in connection with (i) the Airframe, the Engines, or any APUs or Parts, or any of the other Collateral, including (whether by or through Borrower, Supplier, any Interested Third Party, or any other Person), the manufacture, inspection, ownership, lease, sublease, management, pooling, interchange, time sharing, chartering, possession, use, operation, maintenance, security, condition (whether prior to, upon or after delivery or acceptance of any of the same), repossession, storage, sale or other disposition of any of the same, or any accident in connection therewith, including Claims involving or alleging environmental damage, criminal acts, hijacking, acts of terrorism or similar acts, product liability or strict or absolute liability in tort, latent and other defects (whether or not discoverable) and for any other risk or matter, including any of the same that result in injuries, death, destruction, or other harm or loss to persons or property, or (ii) any of the Loan Documents, Third Party Agreements or other Transaction Documents, or the performance, breach (including any Default or Event of Default) or enforcement of any of the terms hereof or thereof, provided, that Borrower shall have no obligation to indemnify an Indemnified Party with respect to Claims directly arising from the gross negligence or willful misconduct of such Indemnified Party. If any Claim is made against any Indemnified Party, the party receiving notice or otherwise becoming aware of such Claim shall promptly notify the other, but the failure of the party having knowledge of a Claim to so notify the other party shall not relieve Borrower of any obligation hereunder.
(g)    If any Borrower Party fails to perform or comply with any of its agreements contained herein or in the other Loan Documents, including, without limitation, its obligations to keep the Collateral free of Liens (other than the Permitted Liens), comply with the Registration Requirements or any of the other Applicable Standards, or obtain the Required Coverages, Lender shall have the right, but shall not be obligated, to effect such performance or compliance, with such agreement. Any reasonable and documented expenses of Lender incurred in connection with effecting such performance or compliance, together with interest thereon at the default rate of interest provided for in the Note from the date incurred until reimbursed, shall be payable by Borrower to Lender promptly on demand and until such payment shall constitute part of the Obligations secured hereby. Any such action shall not be a cure or waiver of any Default or Event of Default hereunder.
8.3    Lender’s Assignment. Lender, may at any time, with or without notice to Borrower, freely grant a security interest in, sell, assign, participate or otherwise transfer (an “Assignment”) all or any part of its interest in this Agreement and the other Loan Documents (including all associated rights associated with or secured thereby and the related international interests) or any amount due or to become due hereunder or thereunder, and Borrower shall perform all of its obligations under the Loan Documents, to the extent so transferred, for the benefit of the beneficiary of such Assignment (such beneficiary, including any successors and assigns, an “Assignee”). Borrower hereby waives any right to assert, and agrees not to assert, against any Assignee any abatement, reduction, defense, setoff, recoupment, claim or counterclaim that Borrower may have against Lender (which rights or remedies against Lender shall continue and survive notwithstanding such assignment). Upon the assumption by such Assignee of Lender’s obligations hereunder, Lender shall be relieved of any such assumed obligations. Borrower hereby consents to any such Assignment, including, without limitation, for purposes of the Cape Town Convention. If so directed in writing, Borrower shall pay all amounts due or to become due under the Loan Documents, including any of the same constituting associated rights or proceeds directly to the Assignee or any other party designated in writing by Lender or such Assignee. Borrower acknowledges and agrees that Lender’s right to enter into an Assignment is essential to Lender and, accordingly, waives any restrictions under Applicable Law with respect to an Assignment and any related remedies. Upon the request of Lender or any Assignee, Borrower also agrees (a) to promptly execute and deliver, and cause to be executed and delivered by any Guarantor or any other Transaction Party, to Lender or to such Assignee an acknowledgment of assignment in form and substance reasonably satisfactory to the requesting party and to Borrower, an insurance certificate naming Assignee as additional insured and loss payee and otherwise evidencing the Required Coverages, an IDERA and Registration POA in favor of Assignee, and such other documents and assurances reasonably requested by Lender or Assignee, (b) to make, or cause to be made, all registrations (including all assignments and subordinations) and all amendments, extensions and discharges with the International Registry reasonably requested by Lender or Assignee (and give or obtain any necessary consent thereto,

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as well as renew any authorization required by the International Registry in connection therewith, including renewing its transacting user entity status and re-designating a professional user entity, if necessary in Lender’s judgment), and (c) to comply with any and all other reasonable requirements of any such Assignee in connection with any such Assignment. Lender agrees to reimburse Borrower for any and all reasonable and documented costs incurred by Borrower in connection with any such assignment.
8.4    Construction of this Agreement and Related Matters. All representations and warranties made in this Agreement and in the other Loan Documents shall survive the execution and delivery of this Agreement and the making of the Loan hereunder. Borrower’s obligations contained in this Section 8 shall survive the payment and performance of the Obligations, the termination of this Agreement, and the release of the Collateral. This Agreement may be executed by the parties hereto on any number of separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. The headings of the Sections hereof are for convenience only, are not part of this Agreement and shall not be deemed to affect the meaning or construction of any of the provisions hereof. Time is of the essence in the payment and performance of all of Borrower’s obligations under this Agreement. Any provision of this Agreement that may be determined to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective in such jurisdiction to the extent thereof without invalidating the remaining provisions of this Agreement, which shall remain in full force and effect.
8.5    Entire Agreement; Modifications; Binding Effect. This Agreement and the other Loan Documents constitute the entire understanding and agreement of the parties hereto with respect to the matters contained herein and therein, and shall completely and fully supersede all other prior agreements (including any proposal letter, commitment letter, or term sheet), both written and oral, between Lender and Borrower relating to the Obligations. Neither this Agreement, nor any terms hereof, may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of a change, waiver, discharge or termination is sought. This Agreement shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns (but without limiting the provisions of Section 8.5); except that Borrower may not assign or transfer its rights or obligations hereunder or under any other Loan Agreement, or any interest herein or therein; and any such purported or attempted assignment or transfer by Borrower shall be null and void.
8.6    Governing Law; Jurisdiction; JURY TRIAL WAIVER. (a) This Agreement shall be construed and enforced in accordance with, and the rights of both parties shall be governed by, the internal laws of the State of New York (without regard to the conflict of laws principles of such state, except as to the effect of Title 14, Section 5-1401 and 5-1402 of the New York General Obligations Law), including all matters of construction, validity, and performance. (b) Borrower hereby irrevocably consents and agrees that any legal action, suit or proceeding arising out of or in any way in connection with this Agreement or any of the other Loan Documents may be instituted or brought in the courts of the State of New York or in the United States Courts for the Southern District of New York, as Lender may elect or in any other state or Federal court as Lender shall deem appropriate, and by execution and delivery of this Agreement, Borrower hereby irrevocably accepts and submits to, for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of any such court, and to all proceedings in such courts. Borrower irrevocably consents to the service of process in any manner permitted by law. Nothing in this Agreement or in any of the other Loan Documents shall limit the right of Lender to bring actions, suits or proceedings in the courts of any other jurisdiction. Borrower further agrees that final judgment against it in any such legal action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction, within or outside the United States of America, by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and the amount of the liability. Notwithstanding anything in the foregoing to the contrary, Lender and Borrower may bring a judicial proceeding in the Republic of Ireland, solely with respect to matters relating to the International Registry. (c) BORROWER HEREBY KNOWINGLY AND FREELY WAIVES ITS RIGHTS TO A JURY TRIAL IN ANY ACTION, SUIT OR PROCEEDING RELATING TO, ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE NOTE OR ANY OF THE OTHER LOAN DOCUMENTS.
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(LOAN AGREEMENT (S/N 9245)

IN WITNESS WHEREOF, the parties hereto have caused this Loan and Aircraft Security Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

RBS ASSET FINANCE, INC., Lender	WWE JET SERVICES, INC., Borrower

By: /s/ Katherine M. Dickenson,Esq.	By: /s/ George A. Barrios
Name: Katerine M. Dickenson, Esq.	Name: George A. Barrios
Title: Vice President Asset Finance	Title: Chief Financial Officer

Notice Address:	Notice Address:

71 South Wacker Drive, 28th Floor	1241 East Main Street
Chicago, Illinois 60606	Stamford, CT 06902
Attn: Portfolio Manager	Attn: General Counsel
Telephone: 312-777-3550	Telephone: 203-352-8600
Facsimile: 312-7774002	Facsimile: 203-353-0236

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ANNEX A
DEFINITIONS
The following terms shall have the following meanings for all purposes of the Agreement:
A.    Rules of Interpretation. (1) The following terms shall be construed as follows: (a) "herein," "hereof," "hereunder," etc.: means in, of, under, etc. the Agreement as a whole (and not merely in, of, under, etc. the section or provision where the reference occurs); (b) "including": means including without limitation unless such term is followed by the words "and limited to," or similar words; and (c) "or": means at least one, but not necessarily only one, of the alternatives enumerated. (2) Any defined term used in the singular preceded by "any" indicates any number of the members of the relevant class. (3) Except as otherwise indicated, all the agreements and instruments defined herein or in the Agreement shall mean such agreements and instruments as the same may from time to time be supplemented or amended, restated, extended or renewed, or as the terms thereof may be expressly waived or modified to the extent permitted by, and in accordance with, the terms thereof. (4) The terms defined herein and in the Agreement shall, for the purposes have the meanings assigned to them and shall include the plural as well as the singular as the context requires. (5) All of the Addenda, Riders and Annexes to the Agreement, together with all related schedules and other attachments, shall constitute a part of the Agreement. (6) All references to any party to any of the Lease Documents, or to any other relevant Person, shall also include (as applicable) such party or other Person’s respective successors, permitted assigns, heirs or estates.
B.    CTC Terms. Certain of the terms used in the Agreement (“CTC Terms”) have the meaning set forth in and/or intended by the “Cape Town Convention”, which term means, collectively, (i) the official English language text of the Convention on International Interests in Mobile Equipment, adopted on 16 November 2001 at a diplomatic conference held in Cape Town, South Africa, as the same may be amended or modified from time to time (the “Convention”), (ii) the official English language text of the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment, adopted on 16 November 2001 at a diplomatic conference held in Cape Town, South Africa, as the same may be amended or modified from time to time (the “Protocol”), and (iii) the related procedures and regulations for the International Registry of Mobile Assets located in Dublin, Ireland and established pursuant to the Cape Town Convention, along with any successor registry (the “International Registry”), issued by the applicable supervisory authority pursuant to the Convention and the Aircraft Protocol, as the same may be amended or modified from time to time. By way of example, but not limitation, these CTC Terms include, “administrator”, “associated rights”, “contract of sale”, “sale”, “prospective sale”, “proceeds”, “international interests”, “prospective international interest”, “security assignment”, “transfer”, “working days”, “consent”, “final consent”, “priority search certificate”, “professional user entity”, “transacting user entity” and “contract”; except “proceeds” shall also have the meaning set forth below.
C.    Terms defined in the Loan Documents. The following terms are defined in the referenced Sections of the Agreement or (as indicated) the other Loan Documents: Agreement (Preamble), Assignee and Assignment (Section 8.5), Aviation Documents (CTA, Section 2), Claim (Section 8.2(b)), Closing Date (Preamble), Closing Deliverables (CTA, Section 1), Collateral (CTA, Section 5.1), Consent to Lease, Consent to Management Agreement (CTA),] CTA (Section 1), Borrower (Preamble), Escrow Holder (CTA, Section 2), Event of Default (Section 6), FAA Bill of Sale (CTA, Section 1(b)(i)), Impositions (Section 4.3), Indemnified Parties (Section 8.2(b)), Lease and Lessee (Consent to Lease), Lender (Preamble), Lender’s Lien (Section 5.1), Loan (Section 1.1), Loaner Engine (Section 4.7(c)), Lost Item (Section 4.7(b)), Management Agreement and Manager (Consent to Management Agreement), Note (Section 1.2), Permitted Replacement (Section 4.7(b)), Prepayment Fee (Note), Primary Hangar Location (Annex C), Registration Application (CTA, Section 1(b)), and Required Registrations (CTA, Section 2(b)).
D.    Other Defined Terms.
Affiliate means, with respect to either Lender or Borrower, as applicable, any affiliated Person controlling, controlled by or under common control with such party, and for this purpose, ‘control’ means the possession, directly or indirectly,

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of the power to direct or cause the direction of the management and policies of any such Person, whether through the legal or beneficial ownership of voting securities, by contract or otherwise.
Aircraft means (i) the Airframe, (ii) the Engines, (iii) the APU and (iv) the Records, and all accessories, additions, accessions, alterations, modifications, Parts, repairs and attachments now or hereafter affixed thereto or used in connection therewith, and all Permitted Replacements and all other replacements, substitutions and exchanges (including trade-ins) for any of the foregoing.
Airframe means (i) the airframe described in Annex C hereto, and shall not include the Engines, APU, and (ii) any and all related Parts.
Applicable Law means all applicable laws, statutes, treaties, conventions, judgments, decrees, injunctions, writs and orders of any Governmental Authority and rules, regulations, orders, directives, licenses and permits of any Governmental Authority as amended and revised, and any judicial or administrative interpretation of any of the same, including the airworthiness certificate issued with respect to the Aircraft, the Cape Town Convention, the UCC, the Transportation Code, all TSA regulations, all FARs, airworthiness directives, and/or any of the same relating to the Collateral generally or to noise, the environment, security, public safety, insurance, taxes and other Impositions, exports or imports or contraband.
Applicable Standards means (i) all Applicable Laws, (ii) all requirements of the Required Coverages, and (iii), with respect to the Airframe or the Engines, APU or Part, all compliance requirements set forth in or under (A) all maintenance manuals initially furnished with respect thereto, including any subsequent amendments or supplements to such manuals issued by the manufacturer or supplier thereof from time to time, (B) all mandatory service bulletins issued, supplied, or available by or through the applicable manufacturer with respect thereto, (C) all applicable airworthiness directives issued by the FAA or similar regulatory agency having jurisdictional authority, (D) all conditions to the enforcement of any warranties pertaining thereto, and (E) Borrower’s FAA approved maintenance program with respect to the Airframe, the Engines, APUs or Part.
APU means (i) the auxiliary power unit described and listed by manufacturer’s serial number in Annex C, whether or not hereafter installed on the Aircraft or any other airframe from time to time; (ii) any auxiliary power unit constituting a Permitted Replacement; and (iii) any and all related Parts.
Aviation Counsel means such counsel as Lender may designate from time to time.
Business Day means any day other than a Saturday, Sunday or other day on which banks located in New York, New York are closed or are authorized to close.
Charter or Chartering means the provision of on-demand commercial air transportation in accordance with Part 135 of the FARs.
Continuing Directors shall mean the directors of World Wrestling Entertainment, Inc. as of the date of this Agreement and each other director, if, in each case, such other director's nomination for election to the board of directors of World Wrestling Entertainment, Inc. is recommended by at least 66-2/3% of the then Continuing Directors (including directors whose nomination was previously so approved) or such other director receives the vote of the Permitted Holders beneficially owning a majority of the common stock of World Wrestling Entertainment, Inc. owned by all Permitted Holders in his or her election by the shareholders of World Wrestling Entertainment, Inc.
Control Trigger shall occur when both of the following conditions have been met: (a) the Permitted Holders, in the aggregate, shall at any time during the term of this Agreement cease to own at least 20% of the common stock of World Wrestling Entertainment, Inc. and (b) Vincent K. McMahon shall cease to act in an executive or advisory capacity, or act as a consultant, to World Wrestling Entertainment, Inc. unless a majority of the Continuing Directors shall have determined that such continued role is not required; provided, that in the event Vincent K. McMahon dies or is otherwise incapable of performing his role as an executive, advisor or consultant, the condition set forth in the foregoing clause (b) shall not have been met so long as a Permitted Holder or another individual appointed by Permitted Holders

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beneficially owning a majority of the common stock of World Wrestling Entertainment, Inc. owned by Permitted Holders in the aggregate shall be appointed as a successor to Vincent K. McMahon.
Borrower Party means Borrower and any Guarantor or other Person guaranteeing, securing, or otherwise agreeing to pay, perform or be responsible for any of the Obligations.
Default means an event or circumstance that, after the giving of notice or lapse of time, or both, would become an Event of Default.
Engine means (i) each of the engines described in Annex C hereto, whether or not hereafter installed on the Airframe or any other airframe from time to time; (ii) any engine constituting a Permitted Replacement; and (iii) any and all related Parts.
Event of Loss with respect to the Aircraft, the Airframe, an Engine, or the APU, means any of the following events: (i) loss of such property or the use thereof due to theft, disappearance, destruction, damage beyond repair or rendition of such property permanently unfit for normal use for any reason whatsoever; (ii) any damage to such property that results in an insurance settlement with respect to such property on the basis of a total loss or constructive total loss; (iii) the condemnation, confiscation or seizure of, or requisition of title to or use of, such property by the act of any foreign or domestic Governmental Authority (“Requisition of Use”); (iv) as a result of any rule, regulation, order or other action by any foreign or domestic Governmental Authority (including, without limitation, the FAA or any similar foreign Governmental Authority) having jurisdiction, (A) the use of such property shall have been prohibited, or such property shall have been declared unfit for use, for a period of six (6) consecutive months, unless Borrower, prior to the expiration of such six-month period, shall have undertaken and, in the opinion of Lender, shall be diligently carrying forward all steps that are necessary or desirable to permit the normal use of such property by Borrower or, in any event, if use shall have been prohibited, or such property shall have been declared unfit for use, for a period of twelve (12) consecutive months, (B) Borrower shall be required to divest itself of its rights, title or interest in such property, or (C) the then actual hour or cycle limits with respect to such property shall equal or exceed any mandatory hour and cycle limits with respect to such property, beyond which it cannot be operated; (v) with respect to an Engine or the APU, the removal thereof from the Airframe for a period of six (6) consecutive months or longer, whether or not such Engine or APU is operational; or (vi) an Engine or APU is returned to the manufacturer thereof, other than for modification in the event of patent infringement or for repair or replacement (any such return being herein referred to as a “Return to Manufacturer”). The date of such Event of Loss shall be the date of such theft, disappearance, destruction, damage, Requisition of Use, prohibition, unfitness for use for the stated period, removal for the stated period or Return to Manufacturer.
FAA means the United States Federal Aviation Administration, or any Person or Governmental Authority having or succeeding to its functions.
FARs means the Federal Aviation Regulations and any Special Federal Aviation Regulations (Title 14 C.F.R. Part 1 et seq.), together with all successor regulations thereto.
GAAP means generally accepted accounting principles consistently applied.
Governmental Authority means any court, governmental or administrative body, instrumentality, department, bureau, commission, agency or authority.
Guarantor means any guarantor or guarantors, as applicable, identified in Annex B.
Guaranty means any guaranty by a Guarantor in favor of Lender, together with all financial covenant amendments, and all other amendments, supplements and attachments thereto.
IDERA means the Irrevocable De-Registration and Export Request Authorization, prepared by Lender or an Assignee pursuant to the Protocol, and executed by Borrower.

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Interested Third Party means any manager, operator, lessee, time share party, service provider or other third party permitted to have those certain rights and interests, and having such related responsibilities, all as more particularly described in the Operating Consents.
Liens means all liens, claims, demands, charges, security interests, leaseholds, international interests and other Registerable Interests and encumbrances of every nature and description whatever, including, without limitation, any rights of third parties under Third Party Agreements and any registrations on the International Registry without regard to whether such registrations are valid.
Loan Documents means this Agreement, the Note, any Guaranty, any Operating Consents, any hypothecation or other collateral pledge or credit support, and any other documents, agreements, instruments, filings, certificates, opinions or assurances securing, evidencing or relating to the Obligations, whether entered into on or after the Closing Date.
Maintenance Program means the manufacturer’s airframe maintenance program to the extent covered by any applicable warranty, and thereafter, either the manufacturer’s service program or an agreement, which provides for the maintenance or overhaul of the airframe consistent with the manufacturer’s service program, having time and conditions and entered into with a third party maintenance organization reasonably acceptable to Lender.
Material Damage means any damage: (a) required to be reported pursuant to any governmental reporting requirement, (b) with respect to which an insurance claim is being made, or (c) requiring that the Airframe or an Engine be taken out of service for more than thirty (30) days to repair.
Obligations means: (i) the unpaid principal amount of, and accrued interest on, the Note; and (ii) all other indebtedness, obligations or liabilities of any and all Borrower Parties owing to Lender of every kind and description, direct or indirect, secured or unsecured, joint or several, absolute or contingent, due or to become due, whether for payment or performance, now existing or hereafter arising, including, but not limited to, all indebtedness, obligations or liabilities under, arising out of or in connection with the Agreement, the Note or any of the other Loan Documents.
Operating Consents means any and all of the multi-party consents whether entered into on the Closing Date, or thereafter, among Borrower and any Interested Third Parties, in favor of Lender; and in each case, having a form and substance, and executed, delivered, filed and registered, as may be required by Lender in its sole discretion.
Organizational Document shall mean any certificate or articles of incorporation or organization, by-laws, partnership certificate or agreement, or limited liability company operating agreement or other organizational or constitutive document or agreement.
Part 135 Certificate means an air carrier certificate, with the associated operations specifications, issued in accordance with Part 135 of the FARs.
Parts means all appliances, avionics, parts, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature (other than a complete Engine or APU) that may from time to time be incorporated or installed in or attached to the Airframe, the Engines or the APU, and any and all such appliances, avionics, parts, instruments, appurtenances, accessories, furnishings and other equipment removed therefrom so long as the same have not been released from the Lender’s Lien pursuant to the applicable terms of the Agreement.
Permitted Holders shall collectively mean Vincent K. McMahon, Linda McMahon, Shane B. McMahon and Stephanie M. McMahon, and entities, trusts or estates controlled by, or established for the benefit of, such persons.
Permitted Liens means (a) the Lender’s Lien, (b) any Permitted Third Party Agreements, (c) Liens for taxes either not yet due or being contested, and (d) inchoate materialmen’s, mechanic’s, workmen’s, repairmen’s, employee’s, or other like Liens arising in the ordinary course of business of Borrower for sums not yet delinquent or being contested; except that any such contest described in clauses (c) or (d) must be conducted by Borrower, in good faith, with due diligence and by appropriate proceedings, so long as such proceedings do not involve, in Lender’s reasonable judgment, any material danger of the sale, foreclosure, transfer, forfeiture or loss of the Collateral, or title thereto, the rights of Lender

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hereunder or Lender’s interest therein, and for the payment of which adequate reserves are being maintained in accordance with GAAP or other appropriate provisions satisfactory to Lender have been made; and with respect to any such Lien existing at the time the related Collateral shall become subject to Lender’s Lien, such Lien must be effectively subordinated, as and to the extent required in any of the Loan Documents. Notwithstanding the foregoing, in no event shall any Lien held by any Person (other than Lender) against or with respect to any of the Collateral at the time of the making of the Loan or any advance thereof constitute a Permitted Lien, if in the reasonable opinion of Lender such Lien would be deemed pursuant to Applicable Law to have priority over Lender’s Lien with respect to such Collateral.
Permitted Third Party Agreements means any Third Party Agreement complying with all of the provisions of Section 4.4(b).
Person means any individual, partnership, corporation, limited liability company, trust, association, joint venture, joint stock company, or non-incorporated organization or Governmental Authority, or any other entity of any kind whatsoever.
Proceeds shall have the meaning assigned to it in the UCC, and in any event, shall include, but not be limited to, all goods, accounts, chattel paper, documents, instruments, general intangibles, investment property, deposit accounts, letter of credit rights, investment property, deposit accounts and supporting obligations (to the extent any of the foregoing terms are defined in the UCC, any such foregoing terms shall have the meanings given to the same in the UCC), and all of Borrower’s rights in and to any of the foregoing, and any and all rents, payments, charter hire and other amounts of any kind whatsoever due or payable under or in connection with the Airframe, the Engines or other Collateral, including, without limitation, (A) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Borrower from time to time, (B) any and all payments (in any form whatsoever) made or due and payable to Borrower from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture by any Governmental Authority or any other Person (whether or not acting under color of any Governmental Authority), and (C) any and all other rents or profits or other amounts from time to time paid or payable.
Purchase Documents means the purchase documents specified in Section 1(b)(i) of the CTA.
Records means any and all logs, manuals, certificates and data and inspection, modification, maintenance, engineering, technical, and overhaul records (whether in written or electronic form) with respect to the Airframe, the Engines, the APU, all Parts or any other Collateral, including, without limitation, all records (i) required to be maintained by the FAA or any other Governmental Authority having jurisdiction, or by any Supplier  with respect to the enforcement of warranties or otherwise, (ii) evidencing Borrower’s compliance with Applicable Standards, or (iii) with respect to any Maintenance Program or Engine Maintenance Program.
Registerable Interests means all existing and prospective international interests and other interests, rights and/or notices, sales and prospective sales, assignments, subordinations and discharges, in each case, susceptible to being registered at the International Registry pursuant to the Cape Town Convention.
Registration Certificate means the Certificate of Aircraft Registration, AC Form 8050-3, or such other certificate or document, in each case, evidencing the currently effective registration of the Aircraft in Borrower’s name pursuant to the Registration Requirements.
Registration Expiration Date means the date on which the then existing Registration Certificate is scheduled to expire or is subject to invalidation pursuant to the Registration Requirements if a replacement Registration Certificate has not yet been issued by the Registry.
Registration Filings means those certain registration, re-registration, renewal and replacement applications, and any other filings, fees or other payments or undertakings as and when required by the Registration Requirements with respect to the effective registration of the Aircraft with the Registry in the Borrower’s name, including the issuance, replacement, renewal, validity and continuing effectiveness of the Registration Certificate and U.S. registration number for the Aircraft.

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Registration POA means the Irrevocable Power of Attorney In Fact (Aircraft Registration) executed and delivered by Borrower in favor of Lender on the Closing Date (if required by Lender on such date), or such other irrevocable power of attorney (having the same form and substance as Exhibit A to the Agreement), in each case, together with any necessary authorizing documents acceptable to Lender, for the purposes set forth in Section 5.2 of the Agreement.
Registration Requirements means the requirements for registering aircraft with the Registry under 49 U.S.C. 44101-44104, and 14 C.F.R. § 47, and any such other Applicable Laws pertaining to the registration of Borrower’s ownership of the Aircraft with the Registry, including any re-registration or renewal thereof, or replacement of any Registration Certificate.
Registry means the FAA, Civil Aviation Registry, Aircraft Registration Branch, including any successor registry.
Required Coverages means any of the insurance coverages required under this Agreement or any of the other Loan Documents, whether being provided by Borrower, its Affiliate, or by any party to any Permitted Third Party Agreement or any other Third Party Agreement (other than Lender).
Supplier means the vendor, manufacturer, seller or other supplier of the Airframe, or any Engine, APU, Part, or other tangible or intangible property or rights comprising the Aircraft.
Third Party Agreement means any lease, interchange agreement, management agreement, pooling agreement, timeshare agreement, engine, airframe or aircraft maintenance program and any other similar agreements or arrangements of any kind whatsoever relating to the Airframe, the Engines or any of the other Collateral.
Transaction Documents means, collectively, the Purchase Documents, the Loan Documents, any and all Permitted Third Party Agreements, and any other document, agreement or instrument entered into for the purposes of effectuating the transactions contemplated in the Loan Documents, or relating thereto.
Transaction Parties means, collectively, Borrower and any other Borrower Party, and each of the other parties to any of the Transaction Documents, other than Lender.
Transportation Code means Subtitle VII of Title 49 of the United States Code, as amended and recodified.
TSA means the Transportation Security Administration and/or the Administrator of the TSA, or any Person or Governmental Authority having or succeeding to its functions.
UCC means the Uniform Commercial Code as then in effect in the applicable jurisdiction.

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ANNEX B
LOAN AMOUNT AND BORROWER INFORMATION
This Annex B is attached to and a part of the Loan and Aircraft Security Agreement (S/N 9245), dated August 7, 2013 (the “Agreement”), between RBS ASSET FINANCE, INC., as Lender, and WWE JET SERVICES, INC., as Borrower, for the purposes contemplated therein.

Borrower’s Chief Executive Offices And Principal Place of Business:	1241 East Main Street Stamford, CT 06902
Borrower’s form of Organization:	corporation
State of Organization:	DE
State Issued Organizational Identification Number:	5332317
Federal Taxpayer ID Number:	462738413
Principal Amount of the Loan:	$31,567,644.36
Guarantor:	World Wrestling Entertainment, Inc.
Third Party Agreement(s):	Aircraft Services Agreement Aircraft Crewing Agreement Non-Exclusive Aircraft Dry Rental Agreement

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ANNEX C
AIRCRAFT DESCRIPTION and PRIMARY HANGAR LOCATION
This Annex C is attached to and a part of the Loan and Aircraft Security Agreement (S/N 9245), dated August 7, 2013 (the “Agreement”), between RBS ASSET FINANCE, INC., as Lender, and WWE JET SERVICES, INC., as Borrower, for the purposes contemplated therein.
1.    AIRCRAFT DESCRIPTION: The Aircraft is 2007 Bombardier Model BD-700-1A11 airframe that consists of the following components:
(a) Airframe bearing FAA Registration Mark N200ES and manufacturer’s serial number 9245 (described on the International Registry drop down menu as BOMBARDIER model GLOBAL 5000 with serial number 9245); and type certified by the FAA to transport at least eight (8) persons (including crew) or goods in excess of 2750 kilograms.
(b) Two (2) Rolls Royce Deutschland Ltd & Co KG model BR700-710A2-20 aircraft engines bearing manufacturer’s serial number 12597 and 12598 (described on the International Registry drop down menu as ROLLS ROYCE model BR710 with serial numbers 12597 and 12598); each having at least 550 horsepower or 1750 lbs of thrust or its equivalent.
(c)    One (1) installed Honeywell RE220 (GX) auxiliary power unit (s/n 4).
(d) Standard avionics and equipment, all other accessories, additions, modifications and attachments to, and all replacements and substitutions for, any of the foregoing, all as more particularly described below (and if purchased pursuant to the Purchase Documents are on board the Aircraft and are in proper working condition):
Honeywell Primus 2000XP Avionics Suite
Six (6) 8×7 inch Color CRT Display Units (DU-870)
Two (2) Primary Flight Display PFD,
Two (2) Multifunction Display MFD,
One (1) EICAS and One (1) Sys. Synoptic Display
Triple Honeywell RCZ-833 Integrated COMMs
w/ 8.33 Separation
Triple Honeywell NZ-2000 Navigation Computer
Dual Global Positioning System GPS
Dual Primus II RM-855 Integrated RMU
Triple Inertial Reference System Honeywell LASEREF IV
Collins TCAS-2000
Honeywell EGPWS w/ RAAS
Thales/Sextant Heads-Up Display (HUD)
Bombardier Enhanced Vision System (EVS)
Lightning Sensor
Integrated Electronic Standby Instrument (IESI)
Three IC-800 Integrated Avionics Computers (IAC)
Flight Data Recorder
Cockpit Voice Recorder (SSCVR)
Primus 880 Weather Radar
Artex ELT with NAV Interface Unit
Dual HF-9000 High Frequency (HF)
Autothrottles
Full Authority Digital Engine Control System (FADEC)
Quad Ameteck DA-180 Data Acquisition Units
Dual Collins Radio Altimeters (ALT-4000)
Coltech SELCAL

Triple AZ-840 Micro Air Data Computers (MADC)

Mods:
Ops. at airports w/ MAX wt. restrictions of 75,000 lbs
Increased MTOW to 92,500 lbs
Increased fuel to 39,250 lbs for increased range
Lower cabin altitude at 45,000 ft
Additional R/H aft cabin window installed at FS788
Two (2) RHS Additional FWD Cabin Windows (in FWD Lavatory and Behind RH Galley)

Communications:
Collins (3) channel Inmarsat SATCOM (SAT-6100) two high speed data HST’s with wireless access point
Aircell ATG 5000 High Speed Data system with wireless access point
(2) dual channel ICG Iridium SATCOM (Both SATCOM Systems Interfaced w/ ICG 3000 PBX)
(w/ one wired (cockpit) one wired & three wireless handsets (cabin)

Cockpit / Crew:
Dual CMC CMA 1100 EFB’s
Pilot and Co-Pilot EROS MF-IO Full-Face Masks
Protective Smoke Goggle in Pouch
Single Outlet Located Adjacent to Cockpit Seats

Cabin Amenities:
Factory sound proofing package
Cabin Elec. Sys. (CES) – Rockwell Collins 7.1.5
Two (2) Dual Multi-Region DVD Players
Two (2) Bulkhead-Mounted 21.3” LCD Monitors
High-Quality Cabin (10) Speakers/ (4) Subwoofers
Eight (8) Receptacles for Plug-In Monitors
Two (2) Plug-In 10.4″ Touch Screen Monitors
Airshow ASXi (Moving Map)

Global Office:
10/100 Base T Ethernet Wireless LAN & Hardwire RJ-45 LAN Interface
Plain Paper, Fax/Printer/Scanner
(10) Cabin 115 VAC GFI Electrical Outlets

Galley Miscellaneous Equipment:
10-Cup TIA Auto-Fill Coffee Maker
Chiller-Cooled Cold Food Storage
One Divided Ice Drawer with Overboard Drain
TIA High Temp and Microwave Oven

Interior:
Fifteen (15) Passenger: Forward cabin 4 Single Seats, (Wide & Berthing). Mid-cabin 2 Place 16G Berthing Divan across from a 4 place conference group with a manual high-low table. Aft-cabin Three-Place 16G Berthing Divan across form 2 Single Seats, (Wide & Berthing).

Forward Galley, Forward Vacuum Lav, Forward LH Sliding Pocket Door, Removable mid-cabin bulkhead RHS with pocket door, Aft Vacuum Lav, Aft Baggage Compartment (Approx. 158 Cubic Feet).

Miscellaneous:
Pressurized Potable Water System (PWS): Single 24.7 Usable US Gallons Water Tank

Single Waste Tank (16 Usable US Gallons; FWD and Aft Lavatories)
LED Interior Lighting
Logo Lights

together with all additions, accessions, modifications, improvements, replacements, substitutions, and accessories thereto and therefor, all avionics, onboard equipment, loose equipment, manuals, documentation and technical publications, now owned or hereafter acquired, and all records and logbooks (in written form or as computer data, discs or tapes, whether now existing or hereafter acquired or created, and whether in the possession of Borrower or held on behalf of Borrower by others). None of the same were furnished by Borrower, unless expressly disclosed to Lender.
2.    PRIMARY HANGAR LOCATION: The Primary Hangar Location of the Aircraft is and shall be as follows: Westchester County Airport, White Plains, NY.

CLOSING TERMS ADDENDUM (this “Closing Terms Addendum”, or “CTA”) to Loan and Aircraft Security Agreement (S/N 9245) dated as of August 7, 2013 (the “Agreement”), by and between RBS ASSET FINANCE, INC., as lender (“Lender”), and WWE JET SERVICES, INC., as Borrower (“Borrower”).
All capitalized terms and certain other terms not defined in this CTA are defined in the Agreement. Execution of the Agreement by Borrower and Lender shall be deemed to constitute execution and acceptance of the terms and conditions of this CTA, and it shall supplement and be a part of the Agreement.
1.    Closing Deliverables. Prior to making the Loan Lender shall have received all of the following, in form and substance satisfactory to Lender (the “Closing Deliverables”), to be released from escrow concurrently with Lender’s making the Loan:
(a)    the Agreement dated as of the date hereof, and the Note (in the aggregate principal amount of the Loan) and any Guaranty, each dated as of the Closing Date, together with any other applicable Loan Documents, each duly executed by each of the applicable Transaction Parties;
(b)    (i) the Purchase Agreement, duly executed by Borrower and the seller, copies of the warranty bill of sale and FAA Bill of Sale (AC Form 8050-2) (the “FAA Bill of Sale”) conveying title to the Aircraft from the seller to Borrower, a copy of the executed FAA Aircraft Registration Application (AC Form 8050-1) (the “Registration Application”) for the Aircraft, and such other documents relating to the purchase or conveyance of title as Lender may request; (ii) a copy of the invoice relating to the Loan; and (iii) a pay proceeds letter, executed by Borrower, directing Lender to make disbursements of the Loan proceeds (including, if applicable, in accordance with any pre-funding agreements), as and to the extent so agreed by Lender, in its discretion;
(c)    Certificates of good standing for each of the Borrower Parties from their respective states of organization and chief executive offices and principal places of business;
(d)    a certificate for each of the Borrower Parties executed by its secretary or other authorized representative certifying: (i) that the execution, delivery and performance of the Agreement and the other Loan Documents and participation in the transactions contemplated thereby have been duly authorized, (ii) the name(s) of the person(s) authorized to execute and deliver such documents on behalf of such Borrower Party together with specimen signature(s) of such Person(s); and (iii) as to the completeness and accuracy of such Borrower Party’s charter and by-laws, operating agreement and other organizational documents, as applicable, attached to the certificate;
(e)    the Registration POA, a copy of the Registration Certificate, and Borrower’s confirmation that it is on board the Aircraft;
(f)    together with a certificate of insurance, copies of endorsements (including a Lender endorsement), and such other evidence as to the Required Coverages requested by Lender;
(g)     a copy of the FAA Standard Airworthiness Certificate (AC Form 8100-2) for the Aircraft; and, if required by Lender, an Aircraft inspection report or appraisal prepared by an inspector or appraiser acceptable to Lender;
(h)    FAA and UCC search reports and search certificate from the International Registry, evidencing to Lender’s satisfaction (consistent with the representations and warranties in the Transaction Documents) the title and lien status pertinent to the Airframe, Engines and the other Collateral, and if the Aircraft or any of the other Collateral is not free and clear of Liens, copies of any required subordinations, releases or terminations of any other prior Liens, and evidence of such other actions having been taken as may then be required to perfect and give first priority to the Lender’s Lien against the Aircraft and the other Collateral;
(i)     regarding the International Registry, evidence that each of Borrower and all pertinent Persons (i) are transacting user entities, (ii) have designated Aviation Counsel as their professional user entity, and (iii) have taken all other actions which may then be necessary to validly register all of the Required Registrations;

(j)    (i) a copy of each duly executed Permitted Third Party Agreement (including, if any of the same constitutes a lease, the only chattel paper original thereof) and the related Operating Consent;
(k)    to the extent applicable, a Holdback Letter Agreement allowing Lender to retain loan proceeds to pay for Aircraft improvements or enhancements which have not yet been completed as of the Closing Date; and
(l)    (i) if requested by Lender, an opinion of Counsel for each Borrower Party addressed to Lender as to such matters incident to the Loan as Lender may reasonably require; and (ii) such other documents, filings, certificates, opinions, assurances and evidence of such other matters, as Lender, Lender’s counsel or Aviation Counsel, may reasonably request.
2.    Aviation Counsel’s Escrow. Prior to Lender’s making the Loan, Lender shall have received confirmation from Aviation Counsel and from any other Person holding any Closing Deliverables in escrow (each, an “Escrow Holder”), that it is holding in its escrow all of the following (the “Aviation Documents”), if applicable, in proper form for filing with the FAA and otherwise having a form and substance satisfactory to Aviation Counsel: (a) if the Aircraft is not then owned by Borrower, the executed FAA Bill of Sale and Registration Application (except for the pink copy, which shall be available to be placed on the Aircraft upon acceptance thereof), each in Borrower’s name; (b) FAA Entry Point Filing Forms (AC Form 8050-135) pertaining to each of the required Registerable Interests (as determined by Aviation Counsel, and specified therein, the “Required Registrations”); (c) if required, executed releases and any subordinations of any Liens on the Aircraft, and all consents and other directives necessary to register any of the same; (d) such other documents, instructions and consents as are necessary, in the opinion of Lender’s counsel and/or Aviation Counsel; and (e) an executed original counterpart of the Agreement and a Registration POA and (if requested by Lender) any Permitted Third Party Agreement constituting a lease, together with any related Operating Consent.
3.    Other Closing Assurances. On the Closing Date, Lender shall have received:
(a)    immediately prior to Lender’s making the Loan, (i) assurances from Aviation Counsel that upon making the filings and Required Registrations contemplated herein, (A) title to the Airframe and the Engines is vested in Borrower, (B) the Airframe, the Engines, and the other Collateral, will be free and clear of all other Liens of record with the FAA and the International Registry (other than Permitted Liens), and (C) Lender’s Lien against the Airframe, the Engines and the other Collateral will be perfected and have first priority; and (ii) confirmation from (A) Borrower and each such other party to any Closing Deliverables that immediately upon the disbursement of the funds being advanced or remitted in connection with the Loan in accordance with the pay proceeds letter between Lender and Borrower, then automatically and without further action, (1) each Escrow Holder is deemed authorized to complete each of the Closing Deliverables, (2) all of the Closing Deliverables shall be deemed released from escrow and (3) all of the Aviation Documents shall be filed and all Required Registrations shall be made, as contemplated in the Agreement and in the order required by Lender; and (B) Aviation Counsel, that the professional user entity for Borrower, and each such other party required to initiate or consent to all of Required Registrations have so initiated or consented to the same; and
(b)    promptly after Lender has made the Loan, (i) confirmation by Aviation Counsel that all of the Aviation Documents have been filed (together with all related filing information); and (ii) a priority search certificate evidencing that all of the Required Registrations have been duly registered and are searchable.
4.    All Other Conditions Satisfied. On the Closing Date, and prior to making the Loan, (a) the representations and warranties contained in the Loan Documents are true and correct in all respects; and (b) any and all of the other conditions to Lender’s making the Loan have been satisfied. As and when required thereby, Borrower shall have caused the seller of the Aircraft to have complied with all Applicable Laws pertaining to the consummation of the sale of the Aircraft to Borrower, consistent with the title, registration and Lien status as contemplated herein. Borrower acknowledges and agrees that Lender’s disbursement of any part or all of the Loan proceeds or its having taken any other actions in furtherance of consummating the transactions contemplated in connection with the Loan, shall not prejudice any of Lender’s rights or remedies with respect to any conditions thereto which are not fully and indefeasibly satisfied as and when required in this CTA; and Lender hereby reserves all of its rights and remedies with respect thereto, unless and to the extent expressly waived in writing by Lender’s authorized officer.

EXHIBIT A
WWE JET SERVICES, INC., a Delaware corporation (the “Registered Owner”) is the borrower under that certain Loan and Aircraft Security Agreement dated as of August 7, 2013 (the “Agreement”) executed in favor of RBS ASSET FINANCE, INC. (“Lender”), with respect, in part, to one (1) Bombardier Model BD-700-1A11 aircraft bearing manufacturer’s serial number 9245 (described on the International Registry drop down menu as BOMBARDIER model GLOBAL 5000 with serial number 9245) and United States Registration Number N200ES and two (2) Rolls Royce Deutschland Ltd & Co KG model BR700-710A2-20 aircraft engines bearing manufacturer’s serial number 12597 and 12598 (described on the International Registry drop down menu as ROLLS ROYCE model BR710 with serial numbers 12597 and 12598) (the “Aircraft”); and Registered Owner is the registered owner of the Aircraft with the Federal Aviation Administration (“FAA”) Aircraft Registry (the “Registry”).

In consideration of the loan made by Lender (the “Loan”) that is secured by the Agreement (the receipt and sufficiency of which are hereby acknowledged) and in accordance with the Agreement, Registered Owner hereby:

1.    IRREVOCABLY AND UNCONDITIONALLY APPOINTS Lender as its true and lawful Attorney in Fact (in such capacity the “Attorney in Fact”) to generally do any and all such acts and things as may be required and to execute and deliver on its behalf and in its name any documents, instruments or certificates and any amendments thereto (if any) which may be required to:
(a)    register, re-register or renew the registration of the Aircraft in the name of Registered Owner with the Registry, including but not limited to the execution of any FAA AC Forms 8050-1, 8050-1A or 8050-1B and the submission of any information or forms on or through the FAA website established to allow for the registration, re-registration or renewal of said registration; and
(b)    to reserve or extend the reservation of the United States Registration Number associated with the Aircraft or to release or assign the United States Registration Number to another entity and/or aircraft.
2.    AGREES that:
(a)    Registered Owner shall indemnify, defend and hereby undertakes from time to time and at all times to indemnify and defend the Attorney in Fact against all claims, expenses, liabilities, and reasonable documented out-of-pocket costs properly incurred by any Attorney in Fact in connection herewith, except in the case of the gross negligence or wilful misconduct of Attorney in Fact or any individuals referred to in Section 2(c) below;
(b)    Registered Owner ratifies and confirms and will ratify and confirm any action taken and document executed by the Attorney in Fact by virtue of and in accordance with the terms of this Irrevocable Power of Attorney in Fact (the “Power of Attorney”);
(c)    any officer, director, or manager of Attorney in Fact may execute documents for Attorney in Fact in its capacity as Attorney in Fact for Registered Owner;
(d)    this Power of Attorney shall be conclusive and binding upon Registered Owner and no person or corporation shall be under any obligation to make any inquiries as to whether or not this Power of Attorney has been revoked, all parties may rely on an executed copy or facsimile of this Power of Attorney and the revocation or termination of this Power of Attorney shall be ineffective as to any documents executed pursuant to this Power of Attorney; and
(e)    this Power of Attorney may be filed with the Registry.
The power of attorney set forth herein shall be deemed coupled with an interest and shall expire on the earlier of (i) the date on which the Loan is paid in full, or (ii) ninety-six (96) months from the date set forth below. This Power of Attorney shall in all respects be interpreted in accordance with, and governed by the laws of the State of New York, determined without regard to conflicts of laws principles other than Section 5-1401 and Section 5-1402 of the New York General Obligations Law.
IN WITNESS WHEREOF this Power of Attorney was executed on this 7th day of August, 2013.

WWE JET SERVICES, INC.

By: s/s George A. Barrios
Name: George A. Barrios
Title: Chief Financial Officer

State of Connecticut)
) ss. Stamford
County of Fairfield)

On this 7th day of August, 2013, personally appeared George A. Barrios, CFO of WWE JET SERVICES, INC. (“Registered Owner”), known to me to be the person whose name is subscribed to the foregoing Irrevocable Power of Attorney In Fact and acknowledged that he executed the same on behalf of Registered Owner.

IN WITNESS WHEREOF, I hereunto set my hand and Official Seal.

s/s Amy L. Annucci
My commission expires: 11/30/13    Notary Public

_____________________
(Seal)

HOLDBACK AGREEMENT (S/N 9245)
THIS HOLDBACK AGREEMENT (S/N 9245) (this “Agreement”) is dated as of August 7, 2013 by and between WWE JET SERVICES, INC., a Delaware corporation (“Borrower”), and RBS ASSET FINANCE, INC., a New York corporation (“Lender”).
WITNESSETH

WHEREAS, Lender and Borrower have entered into that certain Loan and Aircraft Security Agreement (S/N 9245) dated the date hereof (the “Loan Agreement”), relating to one (1) Bombardier Inc. model BD-700-1A11 aircraft bearing manufacturer's serial number 9245 and United States Registration N200ES and two (2) Rolls Royce model BR710 engines bearing manufacturer’s serial number 12597 and 12598 (collectively, the "Aircraft");
WHEREAS, under the Loan Agreement, Lender is financing the costs of the acquisition of the Aircraft and certain interior and exterior upgrades to the Aircraft (the “Upgrades”); the scope of such Upgrades to be reviewed by Lender and completed by a contractor mutually acceptable to Lender and Borrower (the “Company”);
WHEREAS, as a condition to the funding of the Loan, a portion of the loan proceeds to be used for the funding of the Upgrades are to be placed into an account with Lender until such time that the Upgrades are duly completed.
NOW, THEREFORE, in consideration of the covenants and promises herein contained, the parties agree as follows:

1.    Capitalized Terms. Capitalized and certain other terms used but not otherwise defined in this Agreement shall have the meanings ascribed to them in the Loan Agreement.

2.    Holdback Amount. At the time of the closing of the Loan, the sum of Three Million Dollars ($3,000,000.00) of the loan proceeds (the “Holdback Amount”) shall be retained by Lender and placed in a non-segregated, non-interest bearing account of Lender to be held in accordance with the terms and provisions of this Agreement (the “Account”). Lender is not required to keep the Holdback Amount in a separate account, and the Holdback Amount may be commingled with Lender’s other funds. Borrower shall not be entitled to any interest accruing on or with respect to the Holdback Amount.

3.    Disbursement. Upon (a) written notice from Borrower that a payment is due and owing for the initial down payment or for progress work on the Upgrades, (b) receipt and review by Lender of an invoice from Company for the completed Upgrades, and (c) Lender's verification that the amounts are due and payable for the Upgrades and (with the exception of the initial down payment) that such Upgrades have been satisfactorily completed, Lender shall then disburse funds out of the Account and remit such funds to the Company on behalf of Borrower. If the balance owing to Company for the Upgrades exceeds the Holdback Amount, Borrower shall remit to Company such balance owing prior to Lender disbursing funds out of the Account for the final payment due under the Contract. If any funds remain in the Account after payment in full of all amounts due Company for the Upgrades, then Lender shall apply such excess funds in the Account toward payment of the next installment(s) due of principal and interest under the Note. If the Upgrades are not completed within one hundred twenty (120) days of the date hereof, then Lender shall apply all funds in the Account toward payment of the next installment(s) due of principal and interest under the Note.

4.    Severability. If any provision of this Agreement shall be invalid, inoperative or unenforceable as applied in any particular case in any jurisdiction or jurisdictions or in all jurisdictions, or in all cases because it conflicts with any other provision or provisions hereof or any constitution or statute or rule of public policy, or for any other reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions hereunder contained invalid, inoperative or unenforceable to any extent whatsoever.

5.    Counterparts. This Agreement may be executed in several counterparts each of which shall be an original and all of which together shall constitute but one and the same instrument.

6.    Waiver. The obligations of the parties hereunder shall not be affected by (i) any extension or renewal of any provision hereof or under the Loan; (ii) the failure of any party to obtain the consent of any other party with respect to any rescission, waiver, compromise, acceleration, amendment or modification of any of the terms or provisions of the Loan or of any other agreement; (iii) the failure of Lender to exercise any right or remedy against any guarantor of the Loan; or (iv) the release or substitution of any guarantor.

7.    Amendments. Any amendment hereto shall be in writing and shall be signed by Lender and Borrower.

8.    Notice. Any notice or other communication required or permitted under this Agreement shall be made in accordance with Section 8.1 of the Loan Agreement.

9.    Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed and enforced in accordance with the laws of the State of New York, without regard to conflicts of laws rules which would make the laws of another jurisdiction applicable.

IN WITNESS WHEREOF, the parties have executed this Holdback Agreement effective as of the date first above written.

RBS ASSET FINANCE, INC., Lender

By:     /s/ Katherine M. Dickenson

Name:     Katherine M. Dickenson

Title:     Vice President Asset Management

WWE JET SERVICES, INC., Borrower

By:     /s/ George A. Barrios

Name:     George A. Barrios

Title:     Chief Financial Officer

GUARANTY

THIS GUARANTY (this “Guaranty”) is made as of August 7, 2013 by WORLD WRESTLING ENTERTAINMENT, INC. (“Guarantor”) in favor of RBS ASSET FINANCE, INC. (“Lender”).
WWE JET SERVICES, INC. (“Borrower”) and Lender have or will enter into a Loan and Aircraft Security Agreement (S/N 9245) of even date herewith (as may be amended, modified or supplemented from time to time, the “Agreement”), a complete and accurate copy of which has been provided to Guarantor by Borrower.
The execution and delivery of this Guaranty is a condition precedent to Lender’s agreement to enter into the Agreement and make one or more Loans thereunder.
Guarantor has a direct and substantial economic interest in Borrower and expects to derive substantial benefits therefrom and from any loans, credit transactions, financial accommodations, discounts, purchases of property and other transactions and events arising in connection with the Agreement.
THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Guarantor hereby agrees as follows:
Section 1.     Definitions. Unless otherwise defined in this Guaranty, all capitalized terms used in this Guaranty shall have the meanings ascribed to such terms in the Agreement.
Section 2.     Guaranty of Guaranteed Obligations. Guarantor hereby unconditionally and irrevocably guarantees the full and timely payment and performance of the following (collectively, the “Guaranteed Obligations”): (a) all Obligations, whether for principal, interest, fees, expenses or otherwise, (b) all other obligations of Borrower to Lender now or hereafter incurred under the Loan Documents, and (c) any and all costs and expenses (including reasonable and documented attorneys’ fees and expenses) incurred by Lender in enforcing any of its rights under this Guaranty or any Loan Document.
Section 3.    Unconditional; Irrevocability. (a) This is an absolute, unconditional and continuing guaranty of payment and performance and not of collection of all Guaranteed Obligations, and Guarantor agrees that its obligations under this Guaranty shall be irrevocable. This Guaranty shall take effect upon execution hereof without the necessity of any acceptance by Lender or of any notice to Guarantor. The dissolution, insolvency or adjudication of bankruptcy of Guarantor shall not revoke this Guaranty. No act or thing need occur to establish the liability or obligation of Guarantor hereunder, and no act or thing, except full payment, discharge and performance of all Guaranteed Obligations, shall in any way exonerate Guarantor hereunder or modify, reduce, limit or release the liability of Guarantor hereunder.
(b)    Lender shall not be required first to resort to payment of the Guaranteed Obligations by Borrower or any other Person, or their properties, before enforcing this Guaranty.
(c)    Guarantor further agrees that, if any payment applied by Lender to the Guaranteed Obligations is thereafter set aside, recovered, rescinded or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of Borrower or any other obligor), the Guaranteed Obligations to which such payment was applied shall for the purpose of this Guaranty be deemed to have continued in existence, notwithstanding such payment, and this Guaranty shall be enforceable as to such Guaranteed Obligations as fully as if such payment had never been made. The provisions of this Section 3(c) hereof shall survive any termination of this Guaranty.
Section 4.    Continuation and Validity of Guaranteed Obligations. The liability of Guarantor under this Guaranty is absolute and unconditional and shall not be affected or impaired by any of the following acts or things: (a) the validity, enforceability, discharge, disaffirmance, settlement, termination, rejection or compromise (by any Person, including a trustee in bankruptcy or other similar official) of the Guaranteed Obligations or of any Loan Document, (b) the absence of any attempt to collect the Guaranteed Obligations from Borrower or any other Person, (c) the waiver or consent by Lender with respect to any provision of any instrument or agreement evidencing the

Guaranteed Obligations, any delay or lack of diligence in the enforcement of the Guaranteed Obligations, or any failure to institute proceedings, file a claim, give any required notices or otherwise protect the Guaranteed Obligations, (d) any change of the time, manner or place of payment or performance, or any amendment of any term of any of the Guaranteed Obligations or any Loan Document, (e) any law, regulation or order of any jurisdiction affecting any term of any of the Guaranteed Obligations or rights of Lender with respect thereto, (f) the failure by Lender to take any steps to perfect and maintain perfected its interest in the Collateral or any security or collateral related to the Guaranteed Obligations, (g) the commencement of any bankruptcy, insolvency or similar proceeding with respect to Borrower, (h) any full or partial release of, compromise or settlement with, or agreement not to sue, Borrower or any other Person liable in respect of any Guaranteed Obligations, (i) any release, surrender, cancellation or other discharge of any evidence of the Guaranteed Obligations or the acceptance of any instrument in renewal or substitution therefor, (j) any collection, sale, lease or disposition of, or any other enforcement of or realization on, any of the Collateral, (k) any assignment, pledge or other transfer of the Guaranteed Obligations or any evidence thereof, (l) any acceptance of collateral security, guarantors, accommodation parties or sureties for any or all Guaranteed Obligations, (m) any change in the existing relationship between Guarantor and Borrower, including, without limitation, any sale or other transfer of ownership or beneficial interest in the Borrower by Guarantor or (n) any legal or equitable discharge or defense of Guarantor. Guarantor waives any and all defenses and discharges available to a surety, guarantor or accommodation co-obligor.
Section 5.     Representations, Warranties and Covenants. Guarantor hereby represents and warrants to, and covenants with, Lender as follows:
(a)    Organization, Etc. Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and has full corporate power, authority and legal right to own or lease all of its properties and assets, to carry on its business as it is now being conducted and to execute, deliver and perform this Guaranty. Guarantor is duly qualified as a foreign corporation in good standing under the laws of each other jurisdiction in which the nature of its business requires such qualification and in which failure to so qualify would render this Guaranty unenforceable or would have an adverse effect on Guarantor’s ability to perform its obligations under this Guaranty.
(b)    Authorization Valid Agreement. Guarantor has the power and authority to execute and deliver this Guaranty and to carry out its terms. The execution, delivery and performance of this Guaranty have been duly authorized by all required corporate or other action on the part of Guarantor, and this Guaranty constitutes the legal, valid and binding obligation of Guarantor, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.
(c)    No Conflicts. The execution, delivery and performance by Guarantor of this Guaranty does not and will not (i) contravene its certificate or articles of incorporation or bylaws, (ii) violate any provision of, or require any filing, registration, consent or approval under, any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Guarantor, (iii) result in a breach of or constitute a default or require any consent under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Guarantor is a party or by which it or its properties may be bound or affected or (iv) result in, or require, the creation or imposition of any lien upon or with respect to any of the properties now owned or hereafter acquired by Guarantor.
(d)    No Proceedings. There are no proceedings or investigations pending, or, to the best knowledge of Guarantor, threatened against Guarantor before any governmental authority (i) asserting the invalidity of this Guaranty, (ii) seeking to prevent the consummation of the transactions contemplated by this Guaranty, (iii) seeking any determination or ruling that would adversely affect the performance by Guarantor of its obligations under this Guaranty or (iv) seeking any determination or ruling that would adversely affect the validity or enforceability of this Guaranty or any of the Loan Documents.
(e)    No Consents. No consent, approval, authorization or order of or declaration, filing or registration with any governmental authority or other Person is required in connection with the execution, delivery or performance of this Guaranty, except such as have been duly made or obtained and are in full force and effect.

(f)    Benefits. Guarantor has a direct and substantial economic interest in Borrower and expects to derive substantial benefits therefrom and from the transaction described in the Loan Documents and any loans, credit transactions, financial accommodations, discounts, purchases of property and other transactions and events resulting in the creation of Guaranteed Obligations and the other obligations guaranteed hereby, and this Guaranty shall be effective and enforceable by Lender without regard to the receipt, nature or value of any such benefits.
(g)    Solvency. Guarantor is solvent and will not be rendered insolvent by this Guaranty or the transactions contemplated hereby and, after giving effect to such transactions, Guarantor will not be left with an unreasonably small amount of capital with which to engage in its business, nor does Guarantor intend to incur, or believe that it has incurred, debts beyond its ability to pay as they mature. Guarantor is not entering into the transactions contemplated by this Guaranty with any intent to hinder, delay or defraud any of Guarantor’s creditors.
Section 6.    Financial Reporting.    Guarantor shall deliver to Lender, (1) as soon as practicable but in no event later than ninety (90) days after the closing of each fiscal year of such Person, complete financial statements of such Person, prepared in accordance with GAAP and audited by nationally recognized independent certified public accountants along with a copy of the Annual Covenant Compliance Certificate, (2) as soon as practicable but in no event later than forty-five (45) days after the close of each fiscal quarter of such Person, copies of such Person’s internally prepared quarterly financial report prepared in accordance with GAAP and certified by Guarantor’s chief financial officer, provided, however, that Guarantor shall be deemed to have complied with the foregoing requirements for financial statements in clauses (1) and (2) if such entity files Forms 10-K and 10-Q with the Securities and Exchange Commission that are publicly available within the time frames set forth above, and all such financial statements (or Forms 10-Q and 10-K) shall fairly present financial condition and the results of operations of the respective Person as of the date of and for the period covered by such statements and (3) promptly, such additional financial and other information as Lender may from time to time reasonably.
Section 7.     Independent Guaranteed Obligations. The obligations of Guarantor hereunder are undertaken as primary obligor and independently of, the obligations of Borrower or any other Person, and action or actions may be brought or prosecuted directly against Guarantor whether or not action is brought first or at all against Borrower or any other Person, against any collateral security or any other circumstance whatsoever, and whether or not Borrower or any other Person is joined in any such action or actions, or any claims or demands are made or are not made, or any action is taken on or against Borrower or any other Person or any collateral security or otherwise.
Section 8.     Waivers. Guarantor waives any and all defenses, claims, setoffs and discharges of Borrower or any other Person pertaining to the Guaranteed Obligations. Without limiting the generality of the foregoing or any other provision hereof, to the fullest extent permitted by applicable law, Guarantor hereby waives: (a) any defense arising by reason of any invalidity or unenforceability of Borrower’s obligations in respect of any Loan Document, any manner in which Lender has exercised (or not exercised) any rights and remedies under any Loan Document, or any cessation from any cause whatsoever of the liability of Borrower or any other Person; (b) all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor and notices of acceptance of any of the Loan Documents; (c) any release of any of the collateral provided under any Loan Document; (d) notice of any indulgences, extensions, consents or waivers given to Borrower or any other Person, notice of the occurrence of any default or event of default under any Loan Document, or other notice of any kind whatsoever; (e) any right or claim of right to cause Lender to proceed against Borrower or any other Person in any particular order, to proceed against or exhaust any collateral security held by Lender at any time or to pursue any other right or remedy whatsoever at any time; (f) any requirement of diligence or promptness on Lender’s part in (i)  making any claim or demand on or commencing suit against Borrower or any other Person or (ii) otherwise enforcing Lender’s rights in respect of any Loan Document; (g) any defense of waiver, release, discharge in bankruptcy, statute of limitations, res judicata, statute of frauds, anti-deficiency statute, fraud, usury, illegality or unenforceability which may be available to Borrower or any other person liable in respect of any Guaranteed Obligations, or any setoff available against Lender or any other such person, whether or not on account of a related transaction and (h) any duty of Lender to advise Guarantor of any information known to Lender regarding the financial condition of Borrower or any other circumstance, it being agreed that Guarantor assumes responsibility for being and keeping informed of such condition or any such circumstance.

Without limiting the generality of the foregoing, Guarantor waives all rights and defenses arising out of an election of remedies by Lender, even though that election of remedies, such as nonjudicial foreclosure with respect to security for a Guaranteed Obligation, has destroyed Guarantor’s rights of subrogation and reimbursement against the principal. Guarantor hereby agrees not to, and waives its right to, exercise or pursue, so long as any of the Guaranteed Obligations remain unsatisfied, any right to reimbursement, subrogation, or contribution from Borrower in respect of payments hereunder.
Section 9.     Significance of Waivers. Guarantor represents, warrants and agrees that each of the waivers set forth herein are made with Guarantor’s full knowledge of its significance and consequences, with the understanding that events giving rise to any defense waived may diminish, destroy or otherwise adversely affect rights which Guarantor otherwise may have against Borrower or any other Person, or against the Collateral, and that under the circumstances the waivers are reasonable.
Section 10.     Subordination; Assignment. Guarantor agrees that any indebtedness of Borrower now or hereafter owed to Guarantor (“Borrower Debt”) is hereby subordinated to the Guaranteed Obligations, and Guarantor hereby assigns such Borrower Debt to Lender as security for the obligations of Guarantor hereunder. Guarantor will not demand, receive or accept any payment from Borrower in respect of Borrower Debt at any time during which a Default shall have occurred and be continuing. In the event that Guarantor shall receive any payment on the Borrower Debt, Guarantor will hold the amount so received in trust for Lender and will forthwith turn over such payment to Lender in the form received (except for the endorsement of Guarantor where necessary) for application on the then existing Guaranteed Obligations (whether due or not due), in such manner of application as Lender may deem appropriate.
In the event of any receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization or arrangement with creditors, whether or not pursuant to bankruptcy laws, the sale of all or substantially all of the assets, dissolution, liquidation or any other marshaling of the assets or liabilities of Borrower, Guarantor will file all claims, proofs of claim or other instruments of similar character necessary to enforce the obligations of Borrower in respect of the Borrower Debt and will hold in trust for Lender and promptly pay over to Lender in the form received (except for the endorsement of Lender where necessary) for application on the then existing Guaranteed Obligations, any and all moneys, dividends or other assets received in any such proceedings on account of the Borrower Debt, unless and until the Guaranteed Obligations have been indefeasibly paid in full. In the event that Guarantor shall fail to take any such action, Lender, as attorney-in-fact for Guarantor, may take such action on behalf of Guarantor. Guarantor hereby irrevocably appoints Lender, or any of its officers or employees on behalf of Lender, as the attorney-in-fact for Guarantor with the right (but not the duty) to demand, sue for, collect and receive any and all such moneys, dividends or other assets and give acquittance therefor and to file any claim, proof of claim or other instrument of similar character, and to take such other proceedings in Lender’s own name or in the name of Guarantor as Lender may deem necessary or advisable for the enforcement of the agreements contained herein; and Guarantor will execute and deliver to Lender such other and further powers of attorney or instruments as Lender may request in order to accomplish the foregoing.
Section 11.     Reimbursement. Guarantor shall pay or reimburse Lender for all costs and expenses (including reasonable and documented attorneys’ fees and legal expenses) incurred by Lender in connection with the protection, defense or enforcement of this Guaranty in any litigation or bankruptcy or insolvency proceedings.
Section 12.     Loan Document. Guarantor agrees to comply with all the covenants contained in the Agreement and the other Loan Documents that are applicable to it. This Guaranty is a Loan Document executed pursuant to the Agreement and shall be construed, administered and applied in accordance with the terms and provisions thereof. If Guarantor breaches or fails to perform any of its covenants or agreements contained herein or if any representation or warranty of Guarantor contained herein shall be incorrect when made in any material respect, an event of default shall occur hereunder, which shall constitute an Event of Default under the Agreement.
Section 13.    Cumulative Liability. The liability of Guarantor under this Guaranty is in addition to and shall be cumulative with all other liabilities of Guarantor as guarantor, surety, endorser, accommodation co-obligor or otherwise of any Guaranteed Obligations or obligation of Borrower, without any limitation as to amount.

Section 14.     Amendments. This Guaranty may not be waived, modified, amended, terminated, released or otherwise changed, except with the prior written consent of Lender.
Section 15.     Successors and Assigns; Assignments by Lender. This Guaranty shall be binding upon and shall inure to the benefit of Guarantor and Lender and their respective successors and assigns; provided, however, that Guarantor may not assign or transfer his rights or obligations hereunder without the prior written consent of Lender. Lender may assign, in whole or in part, its rights under this Agreement, including, without limitation, in connection with any assignment, participation and/or securitization, but solely in connection with the assignment of the Agreement and then only in accordance with the terms and conditions set forth in Section 8.3 of the Agreement.
Section 16.    Entire Agreement. This Guaranty constitutes the entire agreement between Lender and Guarantor. There are no other understandings, agreements, representations or warranties, written or oral, between Lender and Guarantor with respect to the subject matter of this Guaranty.
Section 17.    Governing Law. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (OTHER THAN WITH RESPECT TO SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).
Section 18.     Jurisdiction; Jury Trial Waiver; Agent for Service of Process. GUARANTOR AND LENDER HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY COURT IN THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND TO OR IN CONNECTION WITH THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREUNDER OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT LENDER’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL MAY BE FOUND. GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF SUCH COURTS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. GUARANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN ANY MANNER PERMITTED BY LAW. GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, GUARANTOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS GUARANTY AND THE OTHER LOAN DOCUMENTS.
GUARANTOR AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, THIS GUARANTY, ANY OF THE LOAN DOCUMENTS, ANY DEALINGS BETWEEN GUARANTOR AND LENDER RELATING TO THE SUBJECT MATTER OF THE TRANSACTIONS CONTEMPLATED BY THIS GUARANTY OR ANY LOAN DOCUMENT, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN GUARANTOR AND LENDER. GUARANTOR ACKNOWLEDGES AND AGREES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER ENTERING INTO THE LOAN DOCUMENTS. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT (INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS). THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND

THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS GUARANTY, ANY LOAN DOCUMENT, OR TO ANY OTHER DOCUMENT OR AGREEMENT RELATING TO THE TRANSACTIONS CONTEMPLATED BY THIS GUARANTY OR ANY RELATED TRANSACTION. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
Section 19.     Severability. Any invalidity or unenforceability of any provision or application of this Guaranty shall not affect other lawful provisions and application hereof, and to this end the provisions of this Guaranty are declared to be severable.

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IN WITNESS WHEREOF, this Guaranty has been duly executed by Guarantor as of the date and year first above written.

/s/ George A. Barrios
Guarantor: World Wrestling Entertainment, Inc.